PART II – OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. The Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

REGULATION A PRELIMINARY OFFERING CIRCULAR – SUBJECT TO COMPLETION

Dated April 16, 2021

SOBR Safe, Inc.

885 Arapahoe Road

Boulder, CO 80302

(844) 762-7723

www.sobrsafe.com

Up to ________ Units With Each Unit Consisting of

1 Share Of Common Stock and A Warrant to

Purchase 1 Share of Common (the “Offering”)*

Offering Price

$____ per Unit

______________ Units ($_________) Minimum Investment

_________ Units ($1,000,000) Minimum Offering

The Company may, at its sole option, expand the size

of this offering by __________ aggregate Units ($2,000,000)

for a total offering of _________ Units ($10,000,000)

(the “Overallotment Option”)

SOBR Safe, Inc., a Delaware corporation (the Company, SOBR, we, or our) is offering (the “Offering”) a minimum of _________ units and up to a maximum of ________ units (“Units”), with each Unit consisting of one (1) share of our common stock, par value $0.00001 (“Common Stock”) and one (1) warrant to purchase (1) share of our common stock, at a purchase price of $_____ per share. The exercise price on the warrant will be 200% of the price of the Unit sold to the investor.

Our Common Stock currently trades on the OTCQB-tier of OTC Markets under the symbol “SOBR” and the closing price of our Common Stock on April 14, 2021 was $3.08. Our Common Stock currently trades on a sporadic and limited basis.

Escrow Until Minimum Offering Met

The proceeds of this offering will be placed into an escrow account, with no funds received by us until the Offering Minimum of $1,000,000 has been met. Once the Minimum Offering has been met we may dispose of those proceeds, and any additional proceeds, in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by us from subscribers for this Offering will be available for use by us upon acceptance of subscriptions for the Securities by us.

Sale of these shares will commence within two calendar days of the qualification date (the “Qualification Date”) and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

We are selling the Units on a “best efforts” basis through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Shares either directly to investors or through registered broker-dealers who are paid commissions. This Offering will terminate on the earlier of (i) _____________, 2022, (ii) the date on which the Maximum Amount is sold, or (iii) when the Board of Directors of the Company elects to terminate the Offering (in each such case, the Termination Date). All funds received for this Offering will be held in escrow until the Minimum Offering has been met. We will hold additional closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Amount or (ii) the Termination Date. There is an aggregate minimum requirement of $1,000,000 for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering after $1,000,000 has been met towards our business strategy, including without limitation, research and development expenses, offering expenses, working capital and general corporate purposes and other uses as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. The minimum investment amount from an investor is $1,000; however, we expressly reserve the right to waive this minimum in the sole discretion of our management. See “Securities Being Offered” beginning on page [__] for a discussion of certain items required by Item 14 of Part II of Form 1-A.

Shares Subject to Lockup

The shares of common stock sold with the purchase of each Unit, and those underlying the Warrants sold as part of each Unit, will be subject to a lockup period, which will expire upon the earlier to occur of (i) the date that is nine (9) months from the date the Company has access to the funds used to acquire the Unit, (ii) upon the Company’s successful listing on Nasdaq, or (iii) approval by the Company’s Board of Directors.

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Investing in the Units involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See Risk Factors” starting on page 7 for a discussion of certain risks that you should consider in connection with an investment in the Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Title of each class of Securities	Maximum Number of Units to be Offered	Proposed offering price per Unit (1)(2)	Proposed aggregate offering proceeds (1)	Commissions and Discounts (2)	Proceeds to Company(3)(4)
Units consisting of shares of Common Stock, $0.00001 par value, and a Warrant to purchase Common Stock offered by the Company	-	$-	$8,000,000	$-	$8,000,000

(1)	We are offering on a continuous basis starting on the Qualification Date.
(2)	We are offering the Units without an underwriter. However, we may offer the Units through registered broker dealers. We may pay finders as well, but information as to the finder or brokers must be disclosed in an amendment to this offering circular.
(3)	This is a “best efforts” offering. The proceeds of this offering will be placed into an escrow account until the Minimum Offering has been met. We will offer the Units primarily through our management and/or an online platform.
(4)	Excludes estimated total offering expenses, not including underwriting discount and commissions, will be approximately $75,000. See “Use of Proceeds.”
(5)	Does not include any funds we may receive if our Board of Directors, in their sole discretion, elect to extend the Offering (the “Overallotment”) to include the sale of up to $2,000,000 worth of Units.

This Offering Circular relates to the sale of Units by SOBR Safe, Inc., a Delaware corporation (“we” or the “Company”) to certain accredited investors at a price of $_____ per Unit.

Our Common Shares are quoted on OTC Market’s “OTCQB” tier under the ticker symbol “SOBR.”

Investing in the securities involves risks. SOBR Safe, Inc., currently has limited operations and no revenue, is in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 7. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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OFFERING CIRCULAR SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Offering Circular. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to SOBR SAFE, Inc., a Delaware corporation.

SOBR SAFE, INC.

We intend to create substance-free environments by integrating and commercializing critical substance detection technologies. These technologies will be integrated within our robust and scalable data platform producing statistical analytics and predictive user data. Our mission is to save lives, accelerate intervention, increase productivity, create significant economic benefit and positively impact behavior. To that end, we developed the scalable, patented SOBRSafe™ software platform for non-invasive alcohol detection and identity verification, a solution that has anticipated applications in school buses, commercial vehicle fleets and facility access control, as well as addiction treatment and managed care.

Currently, our plan is to deploy our SOBRSafe™ technology in two initial devices: the SOBRtab™ wearable band and the SOBRCheck™ system. SOBRtab™ is a transdermal, alcohol-detecting wearable band containing our SOBRSafe™ technology for ongoing, real-time alcohol monitoring, with predictive heart rate monitoring. SOBRCheck™ is our centralized access control product. When installed in manufacturing facilities, warehouses and more, SOBRCheck™ enables a rapid, hygienic finger scan, with real-time results delivered securely to the employer for any necessary corrective action. The SOBRSafe™ technology can also be deployed across numerous additional devices for various uses. Currently, additional devices for our SOBRSafe™ alcohol detection technology we are exploring include possible integrations with existing law enforcement technologies to enhance public safety. In addition, we are proactively evaluating other emerging detection technologies for alcohol, cannabis, opioids, human health and more.

Statistical analytics and predictive user data is another potential valuable asset. We believe our device portfolio approach could yield this highly valuable information asset. The opportunity to collect millions of data points over time could enable the development of predictive analytics for perpetual safety improvement (and associated cost savings capture). And by demonstrating substance-free environments, employers could deliver a data-driven argument for lowering insurance premiums and we could potentially partner with insurance providers to mandate use of the SOBRSafe™ devices and/or technology.

In addition to focusing on the development, marketing and commercialization of the SOBRCheck™ and SOBRtab™ devices, we are also constantly reviewing synergistic technologies and businesses for potential partnerships, including licensing of the SOBRSafe™ technology.

Corporate Information

We were incorporated under the name Imagine Media, Ltd. in August 2007 to publish and distribute Image Magazine, a monthly guide and entertainment source for the Denver, Colorado area. We generated only limited revenue and essentially abandoned the business plan in January 2009. On September 19, 2011, we, Imagine Media, Ltd., a Delaware corporation, acquired approximately 52% of the outstanding shares of TransBiotec, Inc. (the “Company” or “TBT”), a California corporation, from TBT’s directors in exchange for 373,315 shares of our common stock.

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On January 17, 2012, our Board of Directors amended our Certificate of Incorporation changing our name from Imagine Media, Ltd. to TransBiotec, Inc.

On January 31, 2012, we acquired approximately 45% of the remaining outstanding shares of TBT in exchange for 329,936 shares of our common stock.

With the acquisitions in September 2011 and January 2012 of TBT common stock, we own approximately 99% of the outstanding shares of TBT.

As a result of the acquisitions, TBT’s business is our business, and, unless otherwise indicated, any references to “we” or “us” include the business and operations of TBT.

On March 9, 2020, in connection with our transaction with IDTEC, LLC (as detailed herein) our Board of Directors approved the amendment to our Certificate of Incorporation on March 9, 2020 and stockholders holding 52.24% of our then outstanding voting stock approved the amendment to our Articles of Incorporation. The Certificate of Amendment to our Certificate of Incorporation was for the purpose of, among other things, (i) changing our name from “TransBiotec, Inc.” to “SOBR Safe, Inc.”, (ii) effecting a 1-for-33.26 reverse stock split of our common stock, and (iii) decreasing our authorized common stock from 800,000,000 shares to 100,000,000 shares, and became effective with the State of Delaware on April 24, 2020.

As a result of the reverse stock split effected by our Certificate of Amendment to our Certificate of Incorporation, every 33.26 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock, and the number of outstanding shares of our common stock at the time was reduced from 266,097,657 (pre-split) to approximately 8,000,000 (post-split). No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split will instead receive one additional share of our common stock in lieu of the fractional share. The reverse stock split will not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share is rounded up to the nearest whole share.

At the open of trading on June 8, 2020, our new name and reverse stock split went effective with OTC Markets, and we began trading on the “OTC Pink Current Information” tier of OTC Markets on a post reverse stock split basis. Our ticker symbol for the quotation of our common stock is now “SOBR”. On November 16, 2020, we began trading on the “OTCQB” tier of OTC Markets.

Our corporate offices are located at 885 Arapahoe Road, Boulder, CO 80302, telephone number (844) 762-7723.

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SUMMARY OF THE OFFERING

Units offered by Company	____________ Units.

Common Shares outstanding before the offering	_____________ Common Shares as of the date hereof.

Common Shares outstanding after the offering (not including the exercise of any warrants that are part of the Units)	_____________ Common Shares.

Common Shares outstanding after the offering (including the exercise of all warrants that are part of the Units)	_____________Common Shares.

Price per Unit	$_____ per Unit.

Lockup Provision

The shares of common stock sold with the purchase of each Unit, and those underlying the Warrants sold as part of each Unit, will be subject to a lockup period, which will expire upon the earlier to occur of (i) the date that is nine (9) months from the date the Company has access to the funds used to acquire the Unit, (ii) upon the Company’s successful listing on Nasdaq, or (iii) approval by the Company’s Board of Directors. The stock certificates issued as part of the purchase of the Units will contain a legend that reflects this lockup provision.

Use of Proceeds

If we sell all the Units and complete the Maximum Offering, our proceeds will be $8,000,000. We intend to use these proceeds primarily for:

-      Research and development of the SOBRSafe™ system

-      Research and development of SOBRCheck™ and SOBRtab devices

-      Manufacturing and commercialization of the SOBRCheck™ and SOBRtab devices

See “Use of Proceeds” on page [__] of this Offering Circular.

Offering Amount	$___________

Quotation	Our Common Shares are quoted on the OTCQB-tier of OTC Markets under the ticker symbol “SOBR”.

Risk Factors	The Common Shares offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

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RISK FACTORS

Investing in the Units involves a high degree of risk. In evaluating SOBR Safe, Inc. and investing in the Units, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering Circular. Each of these risk factors could materially adversely affect SOBR Safe, Inc.’s business, operating results or financial condition, as well as adversely affect the value of an investment in our Units. The following is a summary of the most significant factors that make this Offering speculative or substantially risky. We are still subject to all the same risks that all companies in our industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments. You should consider general risks as well as specific risks when deciding whether to invest.

We have a limited operating history and historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. We may not successfully address these risks and uncertainties or successfully implement our existing and new products. If we fail to do so, it could materially harm our business and impair the value of our common stock. Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future. We were incorporated in Delaware on August 10, 2007. Our business to date business focused on developing and improving our technologies, potential products, filing patents, and hiring management and staff personnel. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing. The failure by us to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations. No assurance can be given that we can or will ever operate profitably.

We may not be able to meet our future capital needs.

To date, we have not generated any revenue and we have limited cash liquidity and capital resources. Our future capital requirements will depend on many factors, including our ability to develop our products, cash flow from operations, and competing market developments. We will need additional capital in the near future. Any equity financings will result in dilution to our then-existing stockholders. Sources of debt financing may result in high interest expense. Any financing, if available, may be on unfavorable terms. If adequate funds are not obtained, we will be required to reduce or curtail operations.

If we cannot obtain additional funding, our technology and product development and commercialization efforts may be reduced or discontinued and we may not be able to continue operations.

We have historically experienced negative cash flows from operations since our inception and we expect the negative cash flows from operations to continue for the foreseeable future. Unless and until we are able to generate revenues, we expect such losses to continue for the foreseeable future. As discussed in our financial statements, there exists substantial doubt regarding our ability to continue as a going concern.

Development of our technology and our product development efforts are highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to support our future operations through one or more methods, including but not limited to, issuing additional equity or debt.

In addition, we may also raise additional capital through additional equity offerings, and licensing our future products in development. While we will continue to explore these potential opportunities, there can be no assurances that we will be successful in raising sufficient capital on terms acceptable to us, or at all, or that we will be successful in licensing our future products.

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Our business plan, which is focused on the development and commercialization of alcohol detection devices, is dependent upon our SOBR® Safe™ technology. If that technology proves to be ineffective at detecting alcohol in person’s system through secretions from their skin, it would significantly impact our business.

Our business plan, which is focused on the development and commercialization of alcohol detection devices, is dependent upon our SOBR® Safe™ technology. In the event that technology proves to be ineffective at detecting alcohol in person’s system through secretions from their skin, it would significantly impact our business.

The coronavirus pandemic is causing disruptions in the workplace, which will have negative repercussions on our business if they continue for an extended period time.

We are closely monitoring the coronavirus pandemic and the directives from federal and local authorities regarding not only our workforce, but how it impacts companies we work with for the development of our SOBR device. As more states and localities implement social distancing and “work from home” regulations more and more companies will be forced to either shut down, slow down or alter their work routines. Since the development and testing of our SOBR technologies and the potential platform devices is a “hands on” process these alternative work arrangements could significantly slow down our anticipated schedules for the development, marketing and leasing/sale of our SOBR devices, which could have a negative impact our business.

Because we face intense competition, we may not be able to operate profitably in our markets.

The market for our products is highly competitive and is becoming more so, which could hinder our ability to successfully market our products. We may not have the resources, expertise or other competitive factors to compete successfully in the future. We expect to face additional competition from existing competitors and new market entrants in the future. Many of our competitors have greater name recognition and more established relationships in the industry than we do. As a result, these competitors may be able to:

•	develop and expand their product offerings more rapidly;
•	adapt to new or emerging changes in customer requirements more quickly;
•	take advantage of acquisition and other opportunities more readily; and
•	devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies than we can.

If our products do not gain expected market acceptance, prospects for our sales revenue may be affected.

We intend to use the SOBR Safe™ technology in various platforms in the preventative, B2B market, as opposed to the judicially-mandated individual user market. Currently, most alcohol sensing devices are breath analyzers and ankle bracelets employed in the judicially-mandated market where the use is usually required by law as a punishment for committing a crime. We will be asking companies and institutions that have an interest in monitoring whether their employees or contractors have alcohol in their systems due to their job responsibilities (such as fleet and school bus drivers, factory machinists, forklift operators, etc.), to adopt a new requirement that their employees or contractors must abide in order to remain employed. While we believe this will be attractive to many companies and industries, we must achieve some level of market acceptance to be successful. If we are unable to achieve market acceptance, our investors could lose their entire investment.

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If critical components become unavailable or contract manufacturers delay their production, our business will be negatively impacted.

Currently, we manufacture the limited number of SOBRCheck™ prototype devices we have developed by applying our proprietary know-how to “off the shelf” parts and components. However, if we are successful in our growth plan, eventually we will have to contract out our manufacturing of the devices. At that time, the stability of component supply will be crucial to determining our manufacturing process. Due to the fact we currently manufacture the device from “off the shelf” parts and components, all of our critical devices and components are supplied by certain third-party manufacturers, and we may be unable to acquire necessary amounts of key components at competitive prices.

If we are successful in our growth, outsourcing the production of certain parts and components would be one way to reduce manufacturing costs. We plan to select these particular manufacturers based on their ability to consistently produce these products according to our requirements in an effort to obtain the best quality product at the most cost effective price. However, the loss of all or one of these suppliers or delays in obtaining shipments would have an adverse effect on our operations until an alternative supplier could be found, if one may be located at all. If we get to that stage of growth, such loss of manufacturers could cause us to breach any contracts we have in place at that time and would likely cause us to lose sales.

If our contract manufacturers fail to meet our requirements for quality, quantity and timeliness, our business growth could be harmed.

We eventually plan to outsource the manufacturing of devices utilizing the SOBR® Safe™ alcohol detection system to contract manufacturers. These manufacturers will procure most of the raw materials for us and provide all necessary facilities and labor to manufacture our products. If these companies were to terminate their agreements with us without adequate notice, or fail to provide the required capacity and quality on a timely basis, we would be delayed in our ability or unable to process and deliver our products to our customers.

Our products could contain defects or they may be installed or operated incorrectly, which could reduce sales of those products or result in claims against us.

Although we have quality assurance practices to ensure good product quality, defects still may be found in the future in our future products.

End-users could lose their confidence in our products our company when they unexpectedly use defective products or use our products improperly. This could result in loss of revenue, loss of profit margin, or loss of market share.

If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel. Competition in the industry could cause us difficulty in recruiting or retaining a sufficient number of qualified technical personnel, which could harm our ability to develop new products. If we are unable to attract and retain necessary key talents, it would harm our ability to develop competitive product and retain good customers and could adversely affect our business and operating results.

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We may be unable to adequately protect our proprietary rights.

We currently have one “use” patent covering the SOBR® Safe™ alcohol detection system and/or the SOBR devices and two others pending with the USPTO. These are not patents over the components of the device, but instead covering the use of those components in the SOBR device. Our ability to compete partly depends on the superiority, uniqueness and value of our intellectual property. To protect our proprietary rights, we will rely on a combination of patent, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

•	Our applications for patents relating to our business may not be granted and, if granted, may be challenged or invalidated;
•	Issued patents may not provide us with any competitive advantages;
•	Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;
•	Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop; or
•	Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

We may become involved in lawsuits to protect or enforce our patents that would be expensive and time consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties. In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions. The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities. An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. This disclosure could have a material adverse effect on our business and our financial results.

The internal controls we utilize to produce reliable financial reports have material weaknesses. If we continue to have material weaknesses in our internal controls, we may not be able to report our financial results accurately or timely or to detect fraud, which could have a material adverse effect on our business.

An effective internal control environment is necessary for us to produce reliable financial reports and is an important part of our effort to prevent financial fraud. We are required to periodically evaluate the effectiveness of the design and operation of our internal controls over financial reporting. Based on these evaluations, we have concluded in this report, as well as our prior reports, that we have material weaknesses in our internal controls and enhancements, modifications, and changes to our internal controls are necessary in order to eliminate these weaknesses. There are inherent limitations on the effectiveness of internal controls, including collusion, management override, and failure of human judgment. In addition, control procedures are designed to reduce rather than eliminate business risks. If we continue to fail to maintain an effective system of internal controls we may be unable to produce reliable, timely financial reports or prevent fraud, which could have a material adverse effect on our business, including subjecting us to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. Any such actions could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline or limit our access to capital.

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Our common stock has been thinly traded and we cannot predict the extent to which a trading market will develop.

Our common stock is quoted on the OTBQB-tier of OTC Markets. Our common stock is thinly-traded compared to larger more widely known companies. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

We may not be able to identify, negotiate, finance or close future acquisitions.

One component of our growth strategy focuses on acquiring additional technologies, companies and/or assets. We may not, however, be able to identify, audit, or acquire technologies, companies and/or assets on acceptable terms, if at all. Additionally, we may need to finance all or a portion of the purchase price for an acquisition by incurring indebtedness. There can be no assurance that we will be able to obtain financing on terms that are favorable, if at all, which will limit our ability to acquire additional companies or assets in the future. Failure to acquire additional companies or assets on acceptable terms, if at all, would have a material adverse effect on our ability to increase assets, revenues and net income and on the trading price of our common Stock.

We may acquire businesses without any apparent synergies with our current operations of alcohol detection devices.

In an effort to diversify our sources of revenue and profits, we may decide to acquire businesses without any apparent synergies with our current alcohol detection device operations. For example, we believe that the acquisition of technologies unrelated to alcohol detection devices may be an important way for us to enhance our stockholder value. Notwithstanding the critical importance of diversification, some members of the investment community and research analysts would prefer that micro-cap or small-cap companies restrict the scope of their activity to a single line of business, and may not be willing to make an investment in, or recommend an investment in, a micro-cap or small-cap company that undertakes multiple lines of business. This situation could materially adversely impact our company and the trading price of our stock.

We may not be able to properly manage multiple businesses.

We may not be able to properly manage multiple businesses. Managing multiple businesses would be more complicated than managing a single line of business, and would require that we hire and manage executives with experience and expertise in different fields. We can provide no assurance that we will be able to do so successfully. A failure to properly manage multiple businesses could materially adversely affect our company and the trading price of our stock.

We may not be able to successfully integrate new acquisitions.

Even if we are able to acquire additional technologies, companies and/or assets, we may not be able to successfully integrate those companies or assets. For example, we may need to integrate widely dispersed operations with different corporate cultures, operating margins, competitive environments, computer systems, compensation schemes, business plans and growth potential requiring significant management time and attention. In addition, the successful integration of any companies we acquire will depend in large part on the retention of personnel critical to our combined business operations due to, for example, unique technical skills or management expertise. We may be unable to retain existing management, finance, engineering, sales, customer support, and operations personnel that are critical to the success of the integrated company, resulting in disruption of operations, loss of key information, expertise or know-how, unanticipated additional recruitment and training costs, and otherwise diminishing anticipated benefits of these acquisitions, including loss of revenue and profitability. Failure to successfully integrate acquired businesses could have a material adverse effect on our company and the trading price of our stock.

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Our acquisitions of businesses may be extremely risky and we could lose all of our investments.

We may invest in other technology businesses or other risky industries. An investment in these companies may be extremely risky because, among other things, the companies we are likely to focus on: (1) typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns; (2) tend to be privately-owned and generally have little publicly available information and, as a result, we may not learn all of the material information we need to know regarding these businesses; (3) are more likely to depend on the management talents and efforts of a small group of people; and, as a result, the death, disability, resignation or termination of one or more of these people could have an adverse impact on the operations of any business that we may acquire; (4) may have less predictable operating results; (5) may from time to time be parties to litigation; (6) may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence; and (7) may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Our failure to make acquisitions efficiently and profitably could have a material adverse effect on our business, results of operations, financial condition and the trading price of our stock.

Future acquisitions may fail to perform as expected.

Future acquisitions may fail to perform as expected. We may overestimate cash flow, underestimate costs, or fail to understand risks. This could materially adversely affect our company and the trading price of our Stock.

Competition may result in overpaying for acquisitions.

Other investors with significant capital may compete with us for attractive investment opportunities. These competitors may include publicly-traded companies, private equity firms, privately held buyers, individual investors, and other types of investors. Such competition may increase the price of acquisitions, or otherwise adversely affect the terms and conditions of acquisitions. This could materially adversely affect our company and the trading price of our stock.

We may have insufficient resources to cover our operating expenses and the expenses of raising money and consummating acquisitions.

We have limited cash to cover our operating expenses and to cover the expenses incurred in connection with money raising and a business combination. It is possible that we could incur substantial costs in connection with money raising or a business combination. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing, either from our management or third parties. We may not be able to obtain additional financing on acceptable terms, if at all, and neither our management nor any third party is obligated to provide any financing. This could have a negative impact on our company and our stock price.

The nature of our proposed future operations is speculative and will depend to a great extent on the businesses which we acquire.

While management typically intends to seek a merger or acquisition of privately held entities with established operating histories, there can be no assurance that we will be successful in locating an acquisition candidate meeting such criteria. In the event we complete a merger or acquisition transaction, of which there can be no assurance, our success if any will be dependent upon the operations, financial condition and management of the acquired company, and upon numerous other factors beyond our control. If the operations, financial condition or management of the acquired company were to be disrupted or otherwise negatively impacted following an acquisition, our company and our stock price would be negatively impacted.

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We may make actions that will not require our stockholders’ approval.

The terms and conditions of any acquisition could require us to take actions that would not require stockholder approval. In order to acquire certain companies or assets, we may issue additional shares of common or preferred stock, borrow money or issue debt instruments including debt convertible into capital stock. Not all of these actions would require our stockholders’ approval even if these actions dilute our shareholders’ economic or voting interest.

Our investigation of potential acquisitions will be limited.

Our analysis of new business opportunities will be undertaken by or under the supervision of our executive officers and directors. Inasmuch as we will have limited funds available to search for business opportunities and ventures, we will not be able to expend significant funds on a complete and exhaustive investigation of such business or opportunity. We will, however, investigate, to the extent believed reasonable by our management, such potential business opportunities or ventures by conducting a so-called “due diligence investigation”. In a so-called “due diligence investigation”, we intend to obtain and review materials regarding the business opportunity. Typically such materials will include information regarding a target business’ products, services, contracts, management, ownership, and financial information. In addition, we intend to cause our officers or agents to meet personally with management and key personnel of target businesses, ask questions regarding the company’s prospects, tour facilities, and conduct other reasonable investigation of the target business to the extent of our limited financial resources and management and technical expertise. Any failure of our typical “due diligence investigation” to uncover issues and problems relating to potential acquisition candidates could materially adversely affect our company and the trading price of our stock.

We will have only a limited ability to evaluate the directors and management of potential acquisitions.

We may make a determination that our current directors and officers should not remain, or should reduce their roles, following money raising or a business combination, based on an assessment of the experience and skill sets of new directors and officers and the management of target businesses. We cannot assure you that our assessment of these individuals will prove to be correct. This could have a negative impact on our company and our stock price.

We may be dependent on outside advisors to assist us.

In order to supplement the business experience of management, we may employ accountants, technical experts, appraisers, attorneys or other consultants or advisors. The selection of any such advisors will be made by management and without any control from shareholders. Additionally, it is anticipated that such persons may be engaged by us on an independent basis without a continuing fiduciary or other obligation to us.

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We may be unable to protect or enforce the intellectual property rights of any target business that we acquire or the target business may become subject to claims of intellectual property infringement.

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, and trade secrets may be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have an adverse effect on our competitive position and business. Further, depending on the target business or businesses that we acquire, it is likely that we will have to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. These factors could negatively impact our company and the trading price of our stock.

Integrating acquired businesses may divert our management’s attention away from our day-to-day operations and harm our business.

Acquisitions generally involve significant risks, including the risk of overvaluation of potential acquisitions and risks in regard to the assimilation of personnel, operations, products, services, technologies, and corporate culture of acquired companies. Dealing with these risks may place a significant burden on our management and other internal resources. This could materially adversely affect our business and the trading price of our stock.

We may fail to manage our growth effectively.

Future growth through acquisitions and organic expansion would place a significant strain on our managerial, operational, technical, training, systems and financial resources. We can give you no assurance that we will be able to manage our expanding operations properly or cost effectively. A failure to properly and cost-effectively manage our expansion could materially adversely affect our company and the trading price of our stock.

The management of companies we acquire may lose their enthusiasm or entrepreneurship after the sale of their businesses.

We can give no assurance that the management of future companies we acquire will have the same level of enthusiasm for the operation of their businesses following their acquisition by us, or if they cease performing services for the acquired businesses that we will be able to install replacement management with the same skill sets and determination. There also is always a risk that management will attempt to reenter the market and possibly seek to recruit some of the former employees of the business, who may continue to be key employees of ours. This could materially adversely affect our business and the trading price of our Stock.

Our management has discretion as to how to use any proceeds from the sale of securities.

The net proceeds from the sale of the Units under this Offering will be used for the purposes described under “Use of Proceeds.” We reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which our management deems to be in the best interests of the company and our stockholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the Units offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

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The common stock being sold as part of the Units, and those underlying the Warrants being sold as part of the Units, are subject to a lockup provision and cannot be immediately sold.

The shares of common stock sold with the purchase of each Unit, and those underlying the Warrants sold as part of each Unit, will be subject to a lockup period, which will expire upon the earlier to occur of (i) the date that is nine (9) months from the date the Company has access to the funds used to acquire the Unit, (ii) upon the Company’s successful listing on Nasdaq, or (iii) approval by the Company’s Board of Directors. As a result, if the price of common stock declines during an investor’s lockup period then their shares will be worth less when they are able to sell them than if they weren’t subject to a lockup.

This Offering Circular contains forward-looking statements that are based on our current expectations, estimates and projections but are not guarantees of future performance and are subject to risks and uncertainties.

This Offering Circular contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in “Risk Factors” and elsewhere in this Offering Circular. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this Offering Circular. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Because we are subject to the “penny stock” rules, the level of trading activity in our stock may be reduced.

Our common stock is traded on the OTC Markets. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this Offering Circular, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

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Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

If we raise Maximum Offering hereunder, our net proceeds (after our estimated offering expenses of $75,000) will be $7,925,000. We will use these net proceeds for the following:

Units Offered (% Sold)	________ Units Sold (100%)	_________ Units Sold (75%)	___________ Units Sold (50%)	_________ Units Sold (25%)
Gross Offering Proceeds(1)	$8,000,000	$6,000,000	$4,000,000	$2,000,000
Approximate Offering Expenses
Misc. Expenses	$20,000	$20,000	$20,000	$20,000
Legal and Accounting	$55,000	$55,000	$55,000	$55,000
Total Offering Expenses	$75,000	$75,000	$75,000	$75,000
Total Net Offering Proceeds(1)	$7,925,000	$5,925,000	$3,925,000	$1,925,000
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Independent Contractor Compensation	$2,200,000	$1,800,000	$1,400,000	$1,200,000
Marketing	$500,000	$400,000	$300,000	$150,000
Public Company Costs	$150,000	$150,000	$150,000	$150,000
Research and Development	$1,275,000	$975,000	$650,000	$0
Product Development	$3,000,000	$2,100,000	$1,300,000	$300,000
Acquisitions	$600,000	$300,000	$0	$0
Travel	$0	$0	$0	$0
Misc. Costs and Expenses	$75,000	$75,000	$50,000	$50,000
Legal, IP & Compliance	$125,000	$125,000	$75,000	$75,000
Total Principal Uses of Net Proceeds(3)	$7,925,000	$5,925,000	$3,925,000	$1,925,000
Amount Unallocated	$0	$0	$0	$0

(1) For the Offering Proceeds we did not account for any money received by us for the exercise of the warrants that are a part of the Units since they is no guarantee such warrants would ever be exercised.

(2) These amounts are estimated. The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the Units being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

We are offering for sale to new investors up to ____________ Units at $____ per Unit and one share per Unit. The following table sets forth on a pro forma basis at December 31, 2020, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per Unit (at a public offering price of $______ per share and assuming the Maximum Offering is sold).

	Shares Purchased			Total Consideration		Average Price
	Number	Percent		Amount	Percent	Per Share

Existing Shareholders(1)	25,922,034	[__]	%	$45,130,493	84.94		$1.74

New Investors(2)	[__]	[__]	%	$8,000,000	15.06%	$	[__]

Total	[__]	100%		$53,130,493	100%	$	[__]

(1) Includes shares and the the value of shares issued for services.

(2) Does not include any shares from the exercise of warrants from the Units.

If you purchase Units in this offering, your ownership interest in our Common Stock will be diluted immediately. The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

As of December 31, 2020, we had a net tangible book value of ($599,017) or ($0.023) per share of issued and outstanding common stock. After giving effect to the sale of the Units proposed to be offered in the maximum offering of ___________ Units (______________ shares), the net tangible book value at that date would have been $7,295,000 or $____ per share. This represents an immediate increase in net tangible book value of approximately $____ per share to existing shareholders and an immediate dilution of approximately $_____ per share to new investors.

The following table illustrates such per share dilution:

Proposed public offering price (per share)
Net tangible book value per share (December 31, 2020)
Increase in net tangible book value per share attributable to proceeds from the maximum offering
Pro forma net tangible book value per share after the offering

Dilution to new investors

PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

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Pricing of the Offering

Prior to the Offering, our common stock trades on the OTCQB-tier of OTC Markets under the symbol “SOBR”. However, the public offering price herein $____ per Unit was determined by our management. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at our discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Units in this Offering, you should:

Contact us via phone or email.

1. Electronically receive, review, execute and deliver to us a subscription agreement; and

2. Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares and warrants subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Escrow Until Minimum Offering Met

The proceeds of this offering will be placed into an escrow account, with no funds received by us until the Offering Minimum of $1,000,000 has been met. Once the Minimum Offering has been met we may dispose of those proceeds, and any additional proceeds, in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Disclaimer Regarding Forward Looking Statements

Our Management’s Discussion and Analysis or Plan of Operations contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Annual Report reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We intend to create substance-free environments by integrating and commercializing critical substance detection technologies. These technologies will be integrated within our robust and scalable data platform producing statistical analytics and predictive user data. Our mission is to save lives, accelerate intervention, increase productivity, create significant economic benefit and positively impact behavior. To that end, we developed the scalable, patented SOBRSafe™ software platform for non-invasive alcohol detection and identity verification, a solution that has anticipated applications in school buses, commercial vehicle fleets and facility access control, as well as addiction treatment and managed care.

Currently, our plan is to deploy our SOBRSafe™ technology in two initial devices: the SOBRtab™ wearable band and the SOBRCheck™ system. SOBRtab™ is a transdermal, alcohol-detecting wearable band containing our SOBRSafe™ technology for ongoing, real-time alcohol monitoring, with predictive heart rate monitoring. SOBRCheck™ is our centralized access control product. When installed in manufacturing facilities, warehouses and more, SOBRCheck™ enables a rapid, hygienic finger scan, with real-time results delivered securely to the employer for any necessary corrective action. The SOBRSafe™ technology can also be deployed across numerous additional devices for various uses. Currently, additional devices for our SOBRSafe™ alcohol detection technology we are exploring include possible integrations with existing law enforcement technologies to enhance public safety. In addition, we are proactively evaluating other emerging detection technologies for alcohol, cannabis, opioids, human health and more.

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Statistical analytics and predictive user data is another potential valuable asset. We believe our device portfolio approach could yield this highly valuable information asset. The opportunity to collect millions of data points over time could enable the development of predictive analytics for perpetual safety improvement (and associated cost savings capture). And by demonstrating substance-free environments, employers could deliver a data-driven argument for lowering insurance premiums and we could potentially partner with insurance providers to mandate use of the SOBRSafe™ devices and/or technology.

In addition to focusing on the development, marketing and commercialization of the SOBRCheck™ and SOBRtab™ devices, we are also constantly reviewing synergistic technologies and businesses for potential partnerships, including licensing of the SOBRSafe™ technology.

On June 5, 2020, we closed the transaction (the “Transaction”) that was the subject of that certain Asset Purchase Agreement dated May 6, 2019 (and Amendment No. 1 dated March 9, 2020, together the “APA”) with IDTEC, LLC (“IDTEC”), under which IDTEC agreed to provide personnel, experience, and access to funding to assist with the development of our SOBR device, as well as to sell to us certain robotics assets, which our management believes are synergistic with our current assets, in exchange for 12,000,000 shares of our common stock after giving effect to the reverse stock split effected in connection with closing the transaction. The closing of the Transaction was subject to several conditions precedent, primarily: (i) we had to be current in our reporting requirements under the Securities Exchange Act of 1934, as amended, (ii) we had to complete a reverse stock split of our common stock such that approximately 8,000,000 shares were outstanding immediately prior to closing the transaction, (iii) we could only have outstanding convertible instruments as set forth in the APA, (iv) our authorized common stock had to be reduced to 100,000,000 shares, and (v) we could not have more than approximately $125,000 in current liabilities. Effective with the closing of the transaction all of the closing conditions had been met, modified or waived by IDTEC, and we issued the 12,000,000 shares to IDTEC in exchange for IDTEC providing access to personnel, experience, funding to assist with the development of our SOBR device, as well as the robotics assets. The description of the APA set forth in this report is qualified in its entirety by reference to the full text of that document and the amendment, which are attached hereto as Exhibits 10.1 and 10.12, respectively.

In advance of closing the Transaction, IDTEC and a few other affiliated parties (i) loaned funds directly to us, (ii) spent funds for the general costs related to the transaction, and/or (iii) spent funds to further develop and enhance the current SOBR product. As a result of closing the transaction, all the funds spent by IDTEC for any reason related to the transaction were turned into a convertible promissory note. These note totaled approximately $1,500,000 at closing, carry a simple interest rate of 10% per annum, are due upon demand, and may be convertible into shares of our common stock at $0.50 per share (after giving effect to the reverse stock split and subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share) at the discretion of the holder. The promissory note is due on demand of the holder. The repayment of this promissory note is secured by a first priority security lien or security interest in our patents, trademarks, tradenames and other intellectual property described in Exhibit A of the promissory note. The convertible promissory notes we issued are in the form attached hereto as Exhibit 10.13.

As noted above, in connection with the closing of the Transaction, both companies had certain closing conditions under the APA that had to be met. At closing, some of the closing conditions under the APA were either waived and/or modified by the parties. In order to document those modifications and waivers, we entered into a Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement with IDTEC. The description of the Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 10.14.

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One of the closing conditions that was the subject of the Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement was the requirement that we have under $125,000 in permitted liabilities (not including aged liabilities) after closing of the Transaction. At closing we had approximately $158,000 in non-permitted liabilities under the APA. As a result, we issued a Warrant to Purchase Common Stock to IDTEC (the “Warrant”), under which IDTEC will purchase up to 320,000 shares of our common stock (post-split) at an exercise price of $0.50 per share, if either (i) we are forced to pay a non-permitted liability, then we may force IDTEC to exercise the Warrant and pay the exercise price to pay the non-permitted liability, but only in an amount sufficient to pay the non-permitted liability (which are listed on Exhibit A of the Warrant), or (ii) if IDTEC otherwise elects to exercise the Warrant and acquire some or all of the shares underlying the Warrant. The Warrant expires five years after the date of issuance. The description of the Warrant set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 10.15.

Corporate Overview

We were incorporated under the name Imagine Media, Ltd. in August 2007 to publish and distribute Image Magazine, a monthly guide and entertainment source for the Denver, Colorado area. We generated only limited revenue and essentially abandoned the business plan in January 2009. On September 19, 2011, we, Imagine Media, Ltd., a Delaware corporation, acquired approximately 52% of the outstanding shares of TransBiotec, Inc. (the “Company” or “TBT”), a California corporation, from TBT’s directors in exchange for 373,315 shares of our common stock.

On January 17, 2012, our Board of Directors amended our Certificate of Incorporation changing our name from Imagine Media, Ltd. to TransBiotec, Inc.

On January 31, 2012, we acquired approximately 45% of the remaining outstanding shares of TBT in exchange for 329,936 shares of our common stock.

With the acquisitions in September 2011 and January 2012 of TBT common stock, we own approximately 99% of the outstanding shares of TBT.

As a result of the acquisitions, TBT’s business is our business, and, unless otherwise indicated, any references to “we” or “us” include the business and operations of TBT.

On March 9, 2020, in connection with our transaction with IDTEC, LLC (as detailed herein) our Board of Directors approved the amendment to our Certificate of Incorporation on March 9, 2020 and stockholders holding 52.24% of our then outstanding voting stock approved the amendment to our Articles of Incorporation. The Certificate of Amendment to our Certificate of Incorporation was for the purpose of, among other things, (i) changing our name from “TransBiotec, Inc.” to “SOBR Safe, Inc.”, (ii) effecting a 1-for-33.26 reverse stock split of our common stock, and (iii) decreasing our authorized common stock from 800,000,000 shares to 100,000,000 shares, and became effective with the State of Delaware on April 24, 2020.

As a result of the reverse stock split effected by our Certificate of Amendment to our Certificate of Incorporation, every 33.26 shares of our outstanding common stock prior to the effect of that amendment were combined and reclassified into one share of our common stock, and the number of outstanding shares of our common stock at the time was reduced from 266,097,657 (pre-split) to approximately 8,000,000 (post-split). No fractional shares were issued in connection with the reverse stock split, and any of our stockholders that would have been entitled to receive a fractional share as a result of the reverse stock split will instead receive one additional share of our common stock in lieu of the fractional share. The reverse stock split will not in itself affect any stockholder’s ownership percentage of our common stock, except to the extent that any fractional share is rounded up to the nearest whole share.

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At the open of trading on June 8, 2020, our new name and reverse stock split went effective with OTC Markets, and we began trading on the “OTC Pink Current Information” tier of OTC Markets on a post reverse stock split basis. Our ticker symbol for the quotation of our common stock is now “SOBR”. On November 16, 2020, we began trading on the “OTCQB” tier of OTC Markets.

Our corporate offices are located at 885 Arapahoe Road, Boulder, CO 80302, telephone number (844) 762-7723.

The following discussion:

o	summarizes our plan of operation; and
o	analyzes our financial condition and the results of our operations for the year ended December 31, 2020.

This discussion and analysis should be read in conjunction with our financial statements included as part of this Annual Report.

Results of Operations for the Years Ended December 31, 2020 and 2019

Summary of Results of Operations

	Year Ended December 31,
	2020	2019
Revenue	$-	$-

Operating expenses:

General and administrative	632,426	232,178
Stock-based compensation expense	273,443	44,082
Management salaries and consulting fees	1,370,681	498,246
Research and development	633,050	12,787
Total operating expenses	2,909,600	787,293

Operating loss	(2,909,600)	(787,293)

Other income (expense):
Loss on debt extinguishment, net	(224,166)	-
Loss on disposal of property and equipment	(39,434)	-
Gain on fair value adjustment – derivatives	60,650	4,150
Interest expense	(141,512)	(457,505)
Amortization of interest – beneficial conversion feature	(1,407,675)	(11,509)
Asset impairment adjustment	(25,320,555)	-
Total other (expense), net	(27,072,692)	(464,864)

Net loss	$(29,982,292)	$(1,252,157)

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Operating Loss; Net Loss

Our net loss increased by $28,730,135 from $1,252,157 to $29,982,292, from year ended December 31, 2019 compared to the year ended December 31, 2020. Our operating loss increased by $2,122,307, from $787,293 to $2,909,600 for the same periods. The change in our net loss for the year ended December 31, 2020, compared to the prior year period, is primarily a result of an asset impairment expense related to the assets we acquired from IDTEC during the year ended December 31, 2020, as well as us having increases in stock-based compensation expense, management salaries and consulting fees, research in development, loss on extinguishment of debt, loss on disposal of equipment, interest expense, and amortization of interest – beneficial conversion feature, all of which are primarily related to our increased operations and management team in connection with the closing of the transaction with IDTEC; offset by gains on fair value adjustment – derivatives, share issuances, and extinguishment/forgiveness of debt. The changes are detailed below.

Revenue

We have not had any revenues since our inception. Since September 2011, we have been involved in the development of our patented SOBR® Safe™ system, including, but not limited to, the developing, testing and marketing of SOBR®Check™, our unique alcohol sensor technology. Although we have not had any sales to date, we are planning to be ready to commercialize the SOBR®Check™ device in the second quarter of 2021.

General and Administrative Expenses

General and administrative expenses increased by $400,248, from $232,178 for the year ended December 31, 2019 to $632,426 for the year ended December 31, 2020, primarily due to increases in legal, accounting and other professional fees.

Stock-Based Compensation Expense

We had stock-based compensation expense increased by $229,361, to $273,443 for the year ended December 31, 2020, compared to $44,082 for the year ended December 31, 2019. The stock-based compensation expense for both years was related to the issuance of our common stock as compensation to certain consultants and employees.

Management Salaries and Consulting Fees

Management salaries and consulting fees increased by $872,435, to $1,370,681 for the year ended December 31, 2020, compared to $498,246. The management salaries and consulting fees in both years were related to salaries and fees paid to our management and consultants, which includes our new management team we hired in connection with the transaction with IDTEC.

Research and Development

Research and development was $633,050 for the year ended December 31, 2020, compared to $12,787 for the year ended December 31, 2019. The research and development in both years was related to expenses to developing our SOBR® Safe™ system, including, but not limited to, the developing and testing of SOBRCheck, our unique alcohol sensor technology.

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Loss on Debt Extinguishment

Loss on extinguishment of debt, net was $224,166 for the year ended December 31, 2020, compared to $0 for the year ended December 31, 2019. This increase was due to us converting several notes payable with conversion prices less than the fair market price on the conversion date during the year ended December 31, 2020, but none during the year ended December 31, 2019.

Loss on Disposal of Property and Equipment

Loss on disposal of property and equipment was $39,434 for the year ended December 31, 2020, compared to $0 for the year ended December 31, 2019. This loss on disposal of property and equipment during the year ended December 31, 2020 was related to equipment acquired in the IDTEC transaction.

Gain on Fair Value Adjustment – Derivatives

Gain on fair value adjustment – derivatives was $60,650 for the year ended December 31, 2020, compared to $4,150 for the year ended December 31, 2019. For both periods the amounts are related to us having an outstanding financial instrument that contained an embedded derivative liability. The gain related to the instrument being tied to the price of our common stock.

Interest Expense

Interest expense decreased by $315,993, from $457,505 for the year ended December 31, 2019 to $141,512 for the year ended December 31, 2020. For both periods these amounts are largely due to the interest on outstanding debt. The decrease between the two periods is largely related to the fact that during 2020 we converted many of the instruments that we were paying interest on in 2019.

Amortization of Interest – Beneficial Conversion Feature

During the year ended December 31, 2020, we had amortization of interest – beneficial conversion feature expense of $1,407,675 compared to $11,509 during the year ended December 31, 2019. The expense in 2020 was related to a convertible note payable of $1,485,189 and was accounted for as amortization of interest - beneficial conversion feature. The expense in 2019 was related to the amortized discount on convertible non-related party notes payable.

Asset Impairment Adjustment

            We had an asset impairment adjustment of $25,320,555 in the year ended December 31, 2020. We did not have an asset impairment adjustment in the year ended December 31, 2019. The asset impairment adjustment in 2020 was related to the value of the stock we issued to IDTEC that was attributed to the robotic assets we acquired from IDTEC versus the value of the assets. When we negotiated the transaction with IDTEC in early-to-mid-2019, we agreed to issue IDTEC 12,000,000 shares of our common stock (post-split) in exchange for the consideration they were transferring to us at the close of the transaction. At the time we negotiated the transaction and signed the Asset Purchase Agreement, our common stock was trading at a lower price than what it was trading at when we closed the transaction and issued the shares. As a result, during the year ended December 31, 2020, we impaired the value of the robotic assets we received in the transaction.

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Liquidity and Capital Resources

Introduction

During the years ended December 31, 2020 and 2019, because of our operating losses, we did not generate positive operating cash flows. Our cash on hand as of December 31, 2020 was $232,842 and our monthly cash flow burn rate is approximately $100,000. We are currently satisfying our cash needs from proceeds from the sales of our securities. We currently do not believe we will be able to satisfy our cash needs from our revenues for some time and there is no guarantee we will be successful in the future satisfying these needs through the proceeds from the sales of our securities.

Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2020 and 2019, respectively, are as follows:

	December 31, 2020	December 31, 2019	Change

Cash	$232,842	$681,759	$(448,917)
Total Current Assets	348,072	690,813	(342,741)
Total Assets	3,986,573	690,813	3,295,760
Total Current Liabilities	947,089	4,283,934	(3,336,845)
Total Liabilities	$947,089	$4,283,934	$(3,336,845)

Our current assets decreased by $342,741 as of December 31, 2020 as compared to December 31, 2019, due to us having less cash on hand, partially offset by an increase in prepaid expenses. Our total assets increased by $3,295,760 as of December 31, 2020 as compared to December 31, 2019, due to value of our SOBRSafe Technology and associated intellectual property as of December 31, 2020.

Our current liabilities and total liabilities decreased by $3,336,845 as of December 31, 2020 as compared to December 31, 2019. This decrease was primarily due to a significant decreases in our accounts payable, accrued expenses, accrued interest payable, derivative liabilities, notes payable – current – related party, related party payables, and our preferred stock subscription payable. The significant decreases in our related party payables and accrued interest payable in 2020 was largely due to the conversion of a portion of those payables into shares of our common stock. The decrease in our preferred stock subscriptions payable is due to the Company issuing the Series A-1 Convertible Preferred Stock in 2020 for the $1,000,000 of cash from the offering that was received in 2019 and recorded as a subscription payable at December 31, 2019.

Cash Requirements

We had cash available as of December 31, 2020 of $232,842 and $681,759 on December 31, 2019. Based on our operating cash flow estimates, cash on hand and current monthly burn rate of approximately $100,000, we believe we have sufficient cash on hand for three months of operations, and we will need to continue borrowing from our shareholders and other related parties, and/or raise money from the sales of our securities, to fund future operations.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this Annual Report. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for fiscal year 2021. However, if the pandemic continues, it will have an adverse effect on our results of future operations, financial position, and liquidity in year 2021.

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Sources and Uses of Cash

Operations

We had net cash used for operating activities of $2,191,533 for the year ended December 31, 2020, as compared to net cash used for operating activities of $543,956 for the year ended December 31, 2019. For the period in 2020, the net cash used in operating activities consisted primarily of our net loss of $29,982,292 and change in fair value of derivative liability of $60,650, offset by a loss on debt extinguishment, net of $224,166, loss on disposal of property and equipment of $39,434, depreciation and amortization of $232,194, amortization of interest – beneficial conversion feature of $1,407,675, stock warrants expense of $219,670, stock options expense of $239,478, stock-based compensation expense of $54,283, and asset impairment adjustment of $25,320,555, and changes in our assets and liabilities of prepaid expenses of $3,515, other assets of ($8,680), accounts payable of $113,158, accrued expenses of ($4,666), accrued interest payable of $26,677, and related party payables of ($24,706). In 2019, the net cash used for operating activities consisted primarily of our net loss of $1,252,157, and change in fair value of derivative liability of ($4,150), interest expense – debt discount of $64,800, stock warrants expense of $159,961, stocks options expense of $95,567, amortization – debt discount of $5,920, amortization of interest – beneficial conversion feature of $5,589, stock based-compensation expense of $44,082 in addition to changes in assets and liabilities of accounts payable of $22,166, accrued expenses of ($1,165), stock subscriptions payable of $78,353, accrued interest payable of $160,772, related party payables of $72,369, and prepaid expenses of $3,937.

Investments

We had proceeds from disposal of property and equipment of $951 during the year ended December 31, 2020, compared to $0 for the year ended December 31, 2019.

Financing

Our net cash provided by financing activities for the year ended December 31, 2020 was $1,741,665, compared to $1,225,626 for the year ended December 31, 2019. For 2020, our financing activities related to proceeds from offering of preferred stock – related parties of $1,700,000, and proceeds from notes payable – non-related parties of $41,665. For 2019, our financing activities related to proceeds from offering of preferred stock – related parties of $1,000,000, proceeds from issuances of common stock – non-related parties of $39,000, and proceeds from notes payable – related parties of $186,626.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles. The preparation of our audited consolidated financial statements and related disclosures require our management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements, and the reported amounts of revenues and expenses during the reported period. We base such estimates on historical experience, known trends and events and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions and conditions.

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While our significant accounting policies are described in more detail in the notes to our audited consolidated financial statements appearing elsewhere in this annual report on Form 10-K, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Use of Estimates

The preparation of audited consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, such estimates were made by the Company for the valuation of derivative liability, stock compensation and beneficial conversion feature expenses. Actual results could differ from those estimates.

Concentration of Credit Risk

Certain financial instruments potentially subject the Company to concentrations of credit risk. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Cash held in operating accounts may exceed the Federal Deposit Insurance Corporation, or FDIC, insurance limits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. While the Company monitors cash balances in our operating accounts on a regular basis and adjust the balances as appropriate, these balances could be impacted if the underlying financial institutions fail. To date, the Company has experienced no loss or lack of access to our cash; however, the Company can provide no assurances that access to our cash will not be impacted by adverse conditions in the financial markets. At December 31, 2020 and December 31, 2019, the Company had $0 and $431,759 in excess of the FDIC insured limit, respectively.

Financial Instruments

Pursuant to ASC Topic 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets: quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

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Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist primarily of cash, accounts payable, accrued expenses, accrued interest payable, notes payable, related party payables, convertible debentures, and other payables. Pursuant to ASC 820 and 825, the fair value of our derivative liabilities is determined based on “Level 3” inputs. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain an embedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid-in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in fair value are recorded in the consolidated statement of operations under other income (expense).

The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option at its fair value as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors. For stock-based derivative financial instruments, the Company uses a Monte Carlo Simulation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instruments are initially recorded at their fair values and are then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations.

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Stock-based Compensation

The Company follows the guidance of the accounting provisions of ASC 718 Share-based Compensation (“ASC 718”), which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants and options). The fair value of each option award is estimated on the date of grant using the Black-Scholes options-pricing model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The Company has not paid dividends historically and does not expect to pay them in the future. Expected volatilities are based on weighted averages of the historical volatility of the Company’s common stock estimated over the expected term of the options. The expected term of options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term as historically the Company had limited activity surrounding its options. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term.

New Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is evaluating the effects, if any, of the adoption of ASU 2019-12 guidance on the Company's financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which address issues identified as a result of the complexity associated with applying generally accepted accounting principles for certain financial instruments with characteristics of liabilities and equity. This amendment is effective for public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the effects, if any, of the adoption of ASU 2020-06 guidance on the Company's financial position, results of operations and cash flows.

In October 2020, the FASB issued ASU No. 2020-08, Codification Improvements to Subtopic 310-20, Receivables-Nonrefundable Fees and Other Costs, amendments the guidance in ASU No. 2017-08, (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities, which addresses multiple call dates of a callable debt security. This amendment is effective for public business entities, for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early application is not permitted. The Company is evaluating the effects, if any, of the adoption of ASU 2020-08 guidance on the Company's financial position, results of operations and cash flows.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements as of December 31, 2020 and 2019.

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Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares may be considered penny stock covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 (including spouse's net worth and may include the fair market value of home furnishings and automobiles, but excluding from the calculation the value any primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from net worth calculation)) or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination and that it is unlawful to effect the transaction without written authorization for the transaction from the customer.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above-described regulatory burdens.

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SECURITIES BEING OFFERED

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001, and 25,000,000 shares of preferred stock, par value $0.00001. As of April 14, 2021, there are 26,003,653 shares of our common stock issued and outstanding, held by approximately 170 shareholders of record. There are no shares of our preferred stock outstanding as of the date of this filing.

Units. We are offering _____________ Units under this Offering, with each Unit consisting of one (1) share of our Common Stock and one (1) warrant to purchase (1) share of our Common Stock, at a purchase price of $____ per Unit. The exercise price on the warrant included in each Unit will be 200% of the Unit purchase price per share and the warrant is subject to certain redemption provisions as detailed below. The warrants will expire five years from the issuance date.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash or stock dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Warrants. The warrants included as part of each Unit offered hereunder will be a warrant to purchase shares of our common stock at an exercise price equal to 200% of the amount the investor pays for the Unit. For example, if an investor purchases Units at a price of $___ per Unit, then the exercise price on the warrant issued with the Unit will be $___ per share. The warrants issued as part of each Unit will expire five (5) years after the date of issuance. In the event our common stock closes at or above the exercise price of the warrant for five (5) consecutive trading days while the warrant is outstanding, then we have the right to send a notice the investor that they have sixty (60) days to exercise the warrant from the date of the notice or we may purchase the warrant for $0.10 per share at any time after the sixty (60) days expires. The warrant is not tradeable or transferable.

Lockup Provision. The shares of common stock sold with the purchase of each Unit, and those underlying the Warrants sold as part of each Unit, will be subject to a lockup period, which will expire upon the earlier to occur of (i) the date that is nine (9) months from the date the Company has access to the funds used to acquire the Unit, (ii) upon the Company’s successful listing on Nasdaq, or (iii) approval by the Company’s Board of Directors. As a result, if the price of common stock declines during an investor’s lockup period then their shares will be worth less when they are able to sell them than if they weren’t subject to a lockup. The stock certificates issued as part of the purchase of the Units will contain a legend that reflects this lockup provision.

Dividend Policy. We have never issued any dividends to our common stock holders do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

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Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Exclusive Forum Provision. In the event of litigation with an investor that participates in the Offering, the subscription agreement for the sale of the Units contains an exclusive forum provision that states any litigation much be filed exclusively in the state and federal courts sitting in Boulder County, Colorado. However, notwithstanding this provision, this choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our compliance with these laws, rules, and regulations cannot be waived by us or an investor.

Transfer Agent. The transfer agent for our common stock is Equiniti, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120, phone: (651) 450-4120.

INTEREST OF NAMED EXPERTS AND COUNSEL

Law Offices of Craig V. Butler serves as our legal counsel in connection with this offering. The principal of the Law Offices of Craig V. Butler, Mr. Craig V. Butler owns 75,166 shares of our common stock and stock options to acquire 79,318 shares of our common stock at an exercise price $0.2634 per share.

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DESCRIPTION OF BUSINESS

General

We intend to create substance-free environments by integrating and commercializing critical substance detection technologies. These technologies will be integrated within our robust and scalable data platform producing predictive analytics and statistical user data. Our mission is to save lives, accelerate intervention, increase productivity, create significant economic benefit and positively impact behavior. To that end, we developed the scalable, patented SOBRSafe™ software platform for non-invasive alcohol detection and identity verification, a solution that has anticipated applications in school buses, commercial vehicle fleets and facility access control, as well as addiction treatment and managed care.

Currently, our plan is to deploy our SOBRSafe™ technology in two initial devices: the SOBRtab™ wearable band and the SOBRCheck™ system.

SOBRtab™

SOBRtab™ is a transdermal, alcohol-detecting wearable band containing our SOBRSafe™ technology for ongoing, real-time alcohol monitoring, with predictive heart rate monitoring.

SOBRCheck™

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SOBRCheck™ is our centralized access control product. When installed in manufacturing facilities, warehouses and more, SOBRCheck™ enables a rapid, hygienic finger scan, with real-time results delivered securely to the employer for any necessary corrective action.

The SOBRSafe™ technology can also be deployed across numerous additional devices for various uses. Currently, additional devices for our SOBRSafe™ alcohol detection technology we are exploring include possible integrations with existing law enforcement technologies to enhance public safety. In addition, we are proactively evaluating other emerging detection technologies for alcohol, cannabis, opioids, human health and more.

Statistical analytics and predictive user data is another potential valuable asset. We believe our device portfolio approach could yield a highly valuable information asset. The opportunity to collect millions of data points over time could enable the development of predictive analytics for perpetual safety improvement (and associated cost savings capture). And by demonstrating substance-free environments, employers could deliver a data-driven argument for lowering insurance premiums, and we could potentially partner with insurance providers to mandate use of the SOBRSafe™ devices and/or technology.

In addition to focusing on the development, marketing and commercialization of the SOBRCheck™ and SOBRtab™ devices, we are also constantly reviewing synergistic technologies and businesses for potential partnerships, including licensing the SOBRSafe™ technology.

The Substance Abuse Problem

Our management believes the key to developing a successful product is to find a potential solution to a consumer need that is not being adequately addressed with technologies in the current marketplace. When that need also involves a potential solution for a societal crisis like the impact of substance abuse on the workplace and individual lives then the motivation is even stronger and the potential results that much more impactful.

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Through crime, lost work productivity and healthcare expenses, the annual cost of alcohol abuse in the U.S. is estimated to be $249 billion. One- half of all industrial accidents involve alcohol, and commercial fleets suffer from over 11,000 alcohol-related accidents each year. We believe we have a solution that addresses this problem, and we anticipate in the second quarter 2021 our technology will be available for use in commercial fleet management, school bus safety and workplace access control in manufacturing facilities and warehouses.

Competitive Advantages

SOBRSafe™ is currently the only preventative transdermal (touch-based) alcohol detection system in the U.S. market – we seek to eliminate the possibility of alcohol-related accidents before they occur, not simply punish the offender post-fact. Companies like SCRAM, BACTRACK, BI TAD, Soberlink, Smart Start, Intoxalock and others are focused on the judicially-mandated market, i.e. breathalyzers for blood alcohol content (BAC) measurement, or court-ordered ankle monitors. Only SOBRSafe™ provides the data needed to get ahead of an issue, not simply react to its consequences.

Our SOBRCheck™ device is a patent-pending touch-based identity verification and alcohol detection system that utilizes our SOBRSafe™ system. A user places two fingers on the sensors above; one sensor reads specific data points under the skin (not just relying on a finger print) to confirm identity, and the other senses ethanol secreted via sweat through the pores of the fingertip.

Marketing

We have developed a marketing plan that includes 1) multi-channel investor relations, 2) popular and trade media public relations, 3) advocacy group alignment, 4) video-centric social media outreach, 5) deploying savvy business development partners specific to and expert in the market segments/applications defined above and 6) and continual research around the potential integration of detection technology for THC and opiates, to name a few.

We have successfully conducted one pilot program with an international employer, and are in advanced discussion on multiple additional pilot-to-revenue programs. We are working to execute pilot programs utilizing our devices in the manufacturing space in Q2 2021, in order to perfect the user experience and interface, enrollment process and data collection/management methodology.We have been delayed in beginning these pilot programs due to COVID-related delays.

Research and Development

Our SOBRSafe™ system for non-invasive alcohol detection and identity verification has been completed and tested. Based on the results of the testing, including in one pilot program, we believe the system is ready for manufacturing in high volume to be included in our various platforms.

We are currently pursuing multiple generations of the SOBRtab™ wearable band, each with successively advanced capabilities. Our CTO is also proactively evaluating emerging technologies including light, nano sensors, optics, ECG and more to most accurately detect alcohol, cannabis, opioids and determinants of human health. The current iteration of our SOBRtab™ wearable integrates health monitoring and predictive analytics into a high fashion wearable band.

The SOBRCheckTM patent pending, multiuser, touch-based alcohol detection platform with identity detection performed outstanding in human trials and is currently being tooled up for manufacturing.

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Intellectual Property

We currently have the following patent and patent applications related to our SOBRSafe™ system and related devices:

1)	U.S. Patent No. 9,296,298, titled “Alcohol detection system for vehicle driver testing with integral temperature compensation”, which expires in 2032.
2)	Provisional Patent Application No. 63,014,776, titled “Non-invasive Transdermal Alcohol Screening System”
3)	Provisional Patent Application No. 63,109,134, titled “Wearable Data Collection Device w/Non-Invasive Sensing”

We are applying for trademarks related to the SOBRSafe™ system, SOBRCheck™ and SOBRtab™.

Government Regulation

At the present time, only the judicially-mandated market is regulated. Devices sold into this market must be approved by state government agencies. Since we utilize a unique Go/No Go methodology that simply alerts to the presence of alcohol (as opposed to measuring a discrete BAC), information that may be used at the discretion of the employer (or counselor, parent, etc.), we do not believe we will be subject to any government regulation.

Employees

As of December 31, 2020, we have seven employees, including Kevin Moore, our Chief Executive Officer; David Gandini, our Chairman, Chief Financial Officer, Secretary and Chief Revenue Officer; and Dean Watson, our Chief Technology Officer.

Human Capital Resources

As noted above, we only have a small number of employees. The remainder of our workforce is consultants due to the nature of our business. As it relates to our employees and the consultants that work with us:

Oversight and Management

Our executive officers are tasked with leading our organization in managing employment-related matters, including recruiting and hiring, onboarding and training, compensation planning, talent management and development. We are committed to providing team members with the training and resources necessary to continually strengthen their skills. Our executive team is responsible for periodically reviewing team member programs and initiatives, including healthcare and other benefits, as well as our management development and succession planning practices. Management periodically reports to the Board regarding our human capital measures and results that guide how we attract, retain and develop a workforce to enable our business strategies.

Diversity, Equity and Inclusion

We believe that a diverse workforce is critical to our success, and we continue to monitor and improve the application of our hiring, retention, compensation and advancement processes for women and underrepresented populations across our workforce, including persons of color, veterans and LGBTQ to enhance our inclusive and diverse culture. We continue to invest in recruiting diverse talent.

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Workplace Safety and Health

A vital part of our business is providing our workforce with a safe, healthy and sustainable working environment. We focus on implementing change through workforce observation and feedback channels to recognize risk and continuously improve our processes.

Importantly during 2020, our focus on providing a positive work environment on workplace safety have enabled us to preserve business continuity without sacrificing our commitment to keeping our colleagues and workplace visitors safe during the COVID-19 pandemic. We took immediate action at the onset of the COVID-19 pandemic to enact rigorous safety protocols in our facilities by improving sanitation measures, implementing mandatory social distancing, use of facing coverings, reducing on-site workforce through staggered shifts and schedules, remote working where possible, and restricting visitor access to our locations. We believe these actions helped minimize the impact of COVID-19 on our workforce.

Corporate Information

Our corporate offices are located at 885 Arapahoe Road, Boulder, CO 80302, telephone number (844) 762-7723.

Available Information

We are a fully reporting issuer, subject to the Securities Exchange Act of 1934. Our Quarterly Reports, Annual Reports, and other filings can be obtained from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

LEGAL PROCEEDINGS

On December 6, 2006, Orange County Valet and Security Patrol, Inc. filed a lawsuit against us in Orange County California State Superior Court for Breach of Contract in the amount of $11,164. A default judgment was taken against us in this matter. In mid-2013 we learned the Plaintiff’s perfected the judgment against us, but we have not heard from the Plaintiffs as of December 2020. In the event we pay any money related to this lawsuit, IDTEC, LLC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amount for us in exchange for shares of our common stock.

We currently have one outstanding judgment against us involving a past employee of the Company. The matter is under the purview of the State of California, Franchise Tax Board, Industrial Health and Safety Collections. We currently owe approximately $28,786 plus accrued interest, to our ex-employee for unpaid wages under these Orders and are working to get this amount paid off. In the event we pay any money related to this lawsuit, IDTEC, LLC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amount for us in exchange for shares of our common stock.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on OTC Markets’ OTCQB-tier under the symbol “SOBR.” We were quoted on OTC Markets on March 18, 2009 and quoted on OTCQB in November 16, 2020. The following table sets forth the high and low bid information for each quarter within the fiscal years ended December 31, 2020 and 2019, as best we could estimate from publicly-available information. The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions. The below information has been adjusted for our 1-for-33.26 reverse split of our common stock that went effective on OTC Markets at the open of market on June 8, 2020.

Fiscal Year Ended December 31,	Period	Bid Prices
		High	Low

2019	First Quarter	$0.53	$0.05
	Second Quarter	$0.32	$0.13
	Third Quarter	$1.08	$0.14
	Fourth Quarter	$2.82	$0.24

2020	First Quarter	$2.66	$1.08
	Second Quarter	$3.00	$1.14
	Third Quarter	$3.99	$1.90
	Fourth Quarter	$3.00	$2.50

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. There are no limitations on dividends.

Holders

As of December 31, 2020, there were 25,922,034 shares of our common stock outstanding held by approximately 170 holders of record and numerous shares held in brokerage accounts. Of these shares, 4,654,356 were held by non-affiliates. As of April 16, 2021, there were 25,965,203 shares of our common stock outstanding held by approximately 175 holders of record and numerous shares held in brokerage accounts.

Stock Options, Warrants and Convertible Debentures

In March 2021, in connection with a $2M securities offering under Rule 506 of Regulation D, we issued convertible promissory notes totaling $1,100,000 to 15 non-affiliated investors and one affiliated investor, Mr. Ford Fay who is a member of our Board of Directors. The notes mature two years from the date of issuance, carry an interest rate of 12% per annum, and can be converted into shares of our common stock at $3.00 per share. The investors were also issued warrants to acquire an aggregate of 550,000 shares of our common stock at an exercise price of $3.00 per share, which expire two years from the date of issuance.

In October 2020, we entered into an Advisory Agreement with Steven Beabout, a member of our Board of Directors, under which he agreed to provide us with strategic legal advice in relation to certain business and legal matters for a period of sixteen (16) months. In exchange for his services, we agreed to issue him 75,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.

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In November 2020, in consideration of Steven Beabout’s work as Chairman of the Compensation Committee of our Board of Directors, we agreed to issue Mr. Beabout 90,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.

In connection with closing the transaction with IDTEC detailed herein, we issued a convertible promissory note totaling approximately $1,500,000 to IDTEC. The promissory note was convertible any time by the holder into shares of our common stock at a conversion price of $0.50 per share, subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share. On November 17, 2020, IDTEC converted the total of $1,551,514 of principal and interest due under the promissory note into 3,103,028 shares of our common stock.

At the closing of the same transaction, we also issued Warrant to Purchase Common Stock to IDTEC, under which IDTEC can purchase up to 320,000 shares of our common stock at an exercise price of $0.50 per share.

On December 12, 2019, in connection with the closing of the first $1,000,000 investment into our Series A-1 Preferred Stock, we issued First Capital Ventures a three-year stock warrant to purchase 144,318 shares of our Common Stock at an exercise price of $1.039 per share.

On October 25, 2019, we granted Charles Bennington, one of our officers and directors, an option to acquire 24,053 shares of our common stock under our 2019 Equity Incentive Plan. The stock option has an exercise price of $0.2634 and vests quarterly over a one-year period commencing January 1, 2020. The stock option has a five-year term.

On October 25, 2019, we granted Nick Noceti, our Chief Financial Officer at the time, an option to acquire 24,053 shares of the Company’s common stock under our 2019 Equity Incentive Plan. The stock option has an exercise price of $0.2634 and vests quarterly over a two-year period commencing January 1, 2020. The stock option has a five-year term.

On October 25, 2019, we granted Gary Graham, one of our directors at the time, an option to acquire 24,053 shares of our common stock under our 2019 Equity Incentive Plan. The stock option has an exercise price of $0.2634 and vests quarterly over a one-year period commencing January 1, 2020. The stock option has a five-year term.

On October 25, 2019, we entered into an Employment Agreement with Kevin Moore to serve as our Chief Executive Officer. Under the terms of the agreement, we granted an option to Kevin Moore under our 2019 Equity Compensation Plan to acquire 1,058,329 shares of our common stock at an exercise price of $0.2634, with the stock options to vest in 36 equal monthly installments of 29,398 shares during the three-year term of the employment agreement. A total of 411,572 options were vested as of December 31, 2020. None of the vested stock options have been exercised and no shares have been issued during the year ended December 31, 2020.

On October 25, 2019, we entered into an Employment Agreement with David Gandini to serve as our Chief Revenue Officer. Under the terms of the agreement, we granted David Gandini stock options under our 2019 Equity Compensation Plan to acquire 721,588 shares of our common stock, at an exercise price of $0.2634, to vest in 36 equal monthly installments of 20,045 shares during the three-year term of the Agreement. David Gandini was also granted an aggregate of 240,530 additional option shares (the “Pre-Vesting Option Shares”) to vest as follows: (i) 200,439 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019 to vest on November 1, 2019; and (ii) the remaining 40,091 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten-year term. A total of 521,146 options were vested as of December 31, 2020. None of the vested stock options have been exercised and no shares have been issued during the year ended December 31, 2020.

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On October 25, 2019, we granted stock options to four non-affiliated individuals and entities to acquire an aggregate of 192,424 shares of our common stock. The stock options were issued under the 2019 Equity Incentive Plan at an exercise price of $0.2634 vesting quarterly over a two-year period commencing January 1, 2020. The stock options have either a two year or five-year term.

On October 27, 2019, we entered into a patent purchase agreement under which the Company granted stock options to a non-affiliated party to acquire 96,212 shares of our common stock at an exercise price of $1.039 and vested upon grant. The stock option has a five-year term. As of December 31, 2020, 45,906 of these stock options have been exercised.

Dividends

There have been no cash dividends declared on our common stock and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Common stock dividends are not limited and are declared at the sole discretion of our Board of Directors.

Our Series A-1 Convertible Preferred Stock earns cumulative dividends at a rate of 8% per annum, payable in cash or common stock at the option of the Company on June 30 and December 31 of each year. If paid in common stock, the common stock will be valued at the average of the closing price for the five business days prior to the dividend payment date. The Preferred shareholders will participate in any common stock dividends on an as converted basis. During the years ended December 31, 2020 and 2019, $107,880 and $0, respectively, in dividends were declared for holders of our 8% Series A-1 Convertible Preferred stock. The $107,880 in dividends were paid through the issuance of 43,169 shares of our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

On October 24, 2019, our 2019 Equity Incentive Plan went effective. The plan was approved by our Board of Directors and the holders of a majority of our voting stock on September 9, 2019. The plan’s number of authorized shares is 3,848,467. As of December 31, 2020, there were stock options granted to acquire 2,521,992 shares of common stock at exercise prices from $0.2634 to $3.30 per share under the plan. As of December 31, 2020, the plan had 1,202,168 vested options and 1,319,754 non-vested options outstanding, with 1,326,475 shares still available to be granted as stock options or other stock awards. The stock options are held by our officers, directors and certain key employees and consultants.

Preferred Stock

On August 8, 2019, we entered into an 8% Series A-1 Convertible Preferred Stock Investment Agreement with First Capital Ventures, LLC (“FCV”), and its assignee. We desired to raise between $1,000,000 and $2,000,000 from the sale of our 8% Series A-1 Convertible Preferred Stock and FCV intended to raise between $1,000,000 and $2,000,000 (net after offering expenses) in a special purchase vehicle (“SPV”) created by FCV to purchase the 8% Series A-1 Convertible Preferred Stock. We granted FCV and its assigns, the exclusive right to purchase the 8% Series A-1 Convertible Preferred Stock. We agreed to pay $26,196 in legal and other expenses of the SPV subsequent to the day in which we receive a minimum of $1,000,000 from the sale of 1,000,000 shares of the 8% Series A-1 Convertible Preferred Stock. We also agreed to cancel all shares of our issued and outstanding Series A Preferred Stock, immediately following the closing date. In accordance with the August 8, 2019, Investment Agreement with FCV, on December 9, 2019, our Board of Directors created a class of preferred stock designated as 8% Series A-1 Convertible Preferred Stock comprising of 2,000,000 shares. The rights and preferences of the 8% Series A-1 Convertible Preferred Stock are as follows: (a) dividend rights of 8% per annum based on the original issuance price of $1 per share, (b) liquidation preference over our common stock, (c) conversion rights into shares of our common stock at $1 per share (not to be affected by any reverse stock split in connection with the IDTEC APA), (d) redemption rights such that we have the right, upon thirty (30) days written notice, at any time after one year from the date of issuance, to redeem the all or part of the Series A-1 Preferred Stock for 150% of the original issuance price, (e) no call rights by us, and (f) each share of Series A Convertible Preferred stock will vote on an “as converted” basis. On December 12, 2019, we entered into a Series A-1 Preferred Stock Purchase Agreement (the “SPA”) with SOBR SAFE, LLC, a Delaware limited liability company and an entity controlled by Gary Graham, one of our Directors (“SOBR SAFE”), under which SOBR SAFE agreed to acquire One Million (1,000,000) shares of our Series A-1 Convertible Preferred Stock (the “Preferred Shares”), in exchange for One Million Dollars ($1,000,000) (the “Purchase Price”). We received the Purchase Price on December 12, 2019. In connection with the closing of the SPA, holders of our common stock representing approximately 52% of our then-outstanding common stock and voting rights signed irrevocable proxies to Gary Graham and/or Paul Spieker for the purpose of allowing Mr. Graham and/or Mr. Spieker to vote those shares on any matters necessary to close the transaction that was the subject of the certain Asset Purchase Agreement May 6, 2019, as amended.

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On May 7, 2020 and November 30, 2020, we entered into Amendment No. 1 and Amendment No. 2 to the Investment Agreement with FCV, which amended the following terms of the Investment Agreement and the rights and preferences of the Series A-1 Convertible Preferred Stock: (a) increase the authorized Series A-1 Convertible Preferred Stock to 2,700,000 shares, (b) changing the conversion terms of the Series A-1 Stock from automatically convertible immediately upon our common stock having a closing bid price equal or greater than $2.00 per share for three (3) consecutive days of trading to the earliest of either (i) SOBR LLC submitting a written Notice of Conversion to us, or (ii) seven (7) days after we are quoted on the OTCQB-tier of OTC Markets, and (c) permitting all holders of Series A-1 Convertible Preferred Stock on a Dividend Payment Date, regardless of when the Series A-1 Stock was acquired, to participate in full in any dividend payments.

Our Series A-1 Convertible Preferred Stock earned cumulative dividends at a rate of 8% per annum, payable in cash or common stock at the option of the Company on June 30 and December 31 of each year (each a “Dividend Payment Date”). If paid in common stock, the common stock will be valued at the average of the closing price for the five business days prior to the dividend payment date. The Preferred shareholders will participate in any common stock dividends on an as converted basis. As of November 30, 2020, we had one holder of our Series A-1 Convertible Preferred Stock, SOBR Safe, LLC, and we owed $107,880 in accrued dividends to the holder of our Series A-1 Preferred Stock. On November 30, 2020, the holder of all our Series A-1 Convertible Preferred Stock converted the Series A-1 Convertible Preferred Stock into 2,700,000 shares of our common stock. Pursuant to the conversion, we issued the holder an additional 43,169 shares of our common stock as payment for all unpaid dividends.

As of December 31, 2020, we did not have any shares of Series A-1 Convertible Preferred Stock outstanding.

On November 20, 2015, our Board of Directors authorized a class of stock designated as preferred stock with a par value of $0.00001 per share comprising 25,000,000 shares, 3,000,000 shares of which were classified as Series A Convertible Preferred stock. In each calendar year, the holders of the Series A Convertible Preferred stock are entitled to receive, when, as and if, declared by the Board of Directors, out of any of our funds and assets legally available, non-cumulative dividends, in an amount equal to any dividends or other Distribution on the common stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid and no distribution shall be made with respect to the common stock unless dividends shall have been paid or declared and set apart for payment to the holders of the Series A Convertible Preferred stock simultaneously. Dividends on the Series A Convertible Preferred stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Convertible Preferred stock by reason of the fact that we shall fail to declare or pay dividends on the Series A Convertible Preferred stock, except for such rights or interest that may arise as a result of us paying a dividend or making a distribution on the common stock in violation of the terms. The holders of each share of Series A Convertible Preferred stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or Distribution (or any setting part of any payment or Distribution) of any Available Funds and Assets on any shares of common stock, and equal in preference to any payment or Distribution (or any setting part of any payment or Distribution) of any Available Funds and Assets on any shares of any other series of preferred stock that have liquidation preference, an amount per share equal to the Original Issue Price of the Series A Convertible Preferred stock plus all declared but unpaid dividends on the Series A Convertible Preferred stock. A reorganization, or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed a liquidation, dissolution, or winding up of the company. Shares of the Series A Convertible Preferred stock are convertible at a 35% discount rate to the average closing price per share of our common stock (either as listed on a national exchange or as quoted over-the-market) for the last fifteen (15) trading days immediately prior to conversion. However, no conversions of the Series A Convertible Preferred stock to shares of common stock can occur unless the average closing price per share of our common stock (either as listed on a national exchange or as quoted over-the-market) for the last fifteen (15) trading days immediately prior to conversion is at least five cents ($0.05). The shares of Series A Convertible Preferred stock vote on an “as converted” basis. The right of conversion is limited by the fact the holder of the Series A Convertible Preferred stock may not convert if such conversion would cause the holder to beneficially own more than 4.9% of our common stock after giving effect to such conversion.

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As of December 31, 2020 and December 31, 2019, we had no issued shares of Series A Convertible Preferred stock.

As a condition of the 8% Series A-1 Convertible Preferred Stock agreement, the outstanding shares of our Series A Convertible Preferred stock were cancelled as of December 31, 2019. During the year ended December 31, 2019 and 2018, no dividends were declared for holders of the Series A Convertible Preferred stock.

Recent Issuance of Unregistered Securities

We have recently issued the following unregistered securities:

In March 2021, in connection with a $2M securities offering under Rule 506 of Regulation D, we issued convertible promissory notes totaling $1,100,000 to 15 non-affiliated investors and one affiliated investor, Mr. Ford Fay who is a member of our Board of Directors.  The notes mature two years from the date of issuance, carry an interest rate of 12% per annum, and can be converted into shares of our common stock at $3.00 per share.  The investors were also issued warrants to acquire an aggregate of 550,000 shares of our common stock at an exercise price of $3.00 per share, which expire two years from the date of issuance.  The offering is being conducted with a Private Placement Memorandum pursuant to Rule 506(b) of Regulation D and all the investors are accredited investors.

In October 2020, we entered into an Advisory Agreement with Steven Beabout, a member of our Board of Directors, under which he agreed to provide us with strategic legal advice in relation to certain business and legal matters for a period of sixteen (16) months. In exchange for his services, we agreed to issue him 75,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023. The issuance of the restricted stock units was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was sophisticated, familiar with our operations, and there was no solicitation.

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In November 2020, in consideration of Steven Beabout’s work as Chairman of the Compensation Committee of our Board of Directors, we agreed to issue Mr. Beabout 90,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023. The issuance of the restricted stock units was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was sophisticated, familiar with our operations, and there was no solicitation.

On November 17, 2020, we received a Notice of Conversion from IDTEC, LLC, informing us that IDTEC desired to convert its 10% convertible promissory note dated June 6, 2020, in the principal amount of $1,485,189 into shares of our common stock. As of November 17, 2020, we owed IDTEC a total of $1,551,514 in principal and interest under the promissory note. Under the terms of the promissory note, the principal and interest due under the note is convertible into shares of our common stock at $0.50 per share. As a result, on December 7, 2020, we issued IDTEC 3,103,028 shares of our common stock. These shares were issued with a standard Rule 144 restrictive legend. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was sophisticated, familiar with our operations, and there was no solicitation.

On December 7, 2020, we sent a Notice of Automatic Conversion and Calculation of Dividend Shares to SOBR Safe, LLC, notifying them that under the terms governing the shares of Series A-1 Convertible Preferred Stock the 2,700,000 shares of Series A-1 Convertible Preferred Stock owned by SOBR Safe, LLC automatically converted into 2,700,000 shares of our common stock. In addition, as a result of the conversion of the Series A-1 Convertible Preferred Stock we owed SOBR Safe, LLC accrued dividends totaling $107,880, which we could pay in cash or in shares of our common stock based on the price of common stock on the applicable dividend dates. Our management and Board of Directors elected to pay SOBR Safe, LLC the accrued dividends in shares of our common stock. Based on the price of our common stock on the applicable dividend dates, we owed SOBR Safe, LLC 43,169 share of our common stock in full satisfaction of the accrued dividends. As a result, on December 15, 2020, we issued SOBR Safe, LLC 2,743,169 shares of our common stock. These shares were issued with a standard Rule 144 restrictive legend. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was sophisticated, familiar with our operations, and there was no solicitation.

Under an Employment Agreement with Kevin Moore dated October 25, 2019, we agreed to issue Mr. Moore an aggregate of 72,159 shares of our common stock for services provided to us for October 2019, November 2019 and December 2019 (24,053 per month). We never issued the shares. As a result, on December 15, 2020, we issued Mr. Moore 72,159 shares of our common stock. These shares were issued with a standard Rule 144 restrictive legend. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was is one of our officers and directors, sophisticated, familiar with our operations, and there was no solicitation.

If our stock is listed on an exchange, we will be subject to the Securities Enforcement and Penny Stock Reform Act of 1990 which requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Purchases of Equity Securities

During the year ended December 31, 2020, we did not purchase any of our equity securities.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names and ages of our directors, director nominees, and executive officers as of April 14, 2021, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation, or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)
Kevin Moore	60	Chief Executive Officer and Director

David Gandini	63	Chief Financial Officer, Chief Revenue Officer, Secretary, Chairman of the Board, and Director

Charles Bennington	76	Director

Ford Fay	60	Director

J. Steven Beabout	67	Director

Kevin Moore has served as our Chief Executive Officer since October 2019 and on our Board of Directors since November 2019. Prior to his appointment as our Chief Executive Officer, Mr. Moore has been a private investor. From 2017 to 2019, Mr. Moore was the President of Moore Holdings, Inc. and Managing Member of Vans Silver Peaks, LLC. From 2014 to 2017, Mr. Moore was the Managing Member of Vans Equipment Denver LLC, Managing Member of Vans Equipment South LLC, Managing Member of Vans Silver Peaks LLC, and President of Moore Holdings, Inc. The Vans equipment companies are heavy equipment sale and rental companies, which initially started as a "greenfield" project during the Great Recession and grew to a very successful multi-location business serving the Colorado region. Prior to 2014, Mr. Moore was the President of Moore Holdings, Inc. and Managing Member of Vans Silver Peaks, LLC. Prior to joining Van’s Equipment Company, Mr. Moore was the Chief Executive Officer and owner of Summit Quality, an international quality management and sales organization that secured over $50 million per year in revenue for its clients. Prior to that endeavor, Mr. Moore was the Chief Executive Officer and owner of Automotive Testing Technologies. While in this position, he led a team that quadrupled testing revenue in four years, and then successfully sold the business to a competitor. Mr. Moore is currently an active business and real estate investor through Moore Holdings Incorporated.

Mr. Moore serves on the Board of Directors for SOBRSafe, Four Seasons Golf, RDM Holdings and the Shining Stars Foundation. He also participates in the University of Colorado MBA mentorship program and established the Shining Stars Young Adult mentorship program that supports young adults’ social and professional aspirations in a positive manner.

We have an Employment Agreement with Mr. Moore. Under the terms of his Employment Agreement, Mr. Moore will serve as our Chief Executive Officer until October 24, 2022, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Moore performed services for us that are customary and usual for a chief executive officer of a company for October 2019, November 2019 and December 2019, in exchange for: (i) 24,053 shares of our common stock per month, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) an incentive stock options under our 2019 Equity Compensation Plan to acquire 1,058,329 shares of our common stock, at an exercise price of $0.2634, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 29,398 shares during the three-year term of the Moore Agreement. The stock options have a ten year term.

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David Gandini has served as our Chief Revenue Officer since October 2019 and our Chief Financial Officer since June 5, 2020, and on our Board of Directors since November 2019. Mr. Gandini has been consulting regarding our business development since December 2018. Since September 2018, Mr. Gandini has also been a managing partner with First Capital Advisory Services, where he is responsible for capital creation, new business acquisition, business strategy and development, and partnership revenue generation. From 2014 to August 2017, Mr. Gandini was President of Alchemy Plastics, Inc., Englewood Colorado where he was responsible for US manufacturing, sales, and strategic partnerships. From 2001 until 2014, when the company was acquired, Mr. Gandini served as the President of IPS Denver, a bank card personalization and packaging entity where he managed the company and market transformations to become a leader in the U.S. secured gift market space with revenues of $46M. Prior to his engagement at IPS, Mr. Gandini was the Chief Operations Officer at First World Communications, a major U.S. Internet and Data Center provider, and participated in its successful IPO in 2000 raising over $200M. Previously, Mr. Gandini founded Pace Network Services providing carrier SS7 signaling to U.S. long distance providers and facilitated a successful exit to ICG Communications on the heels of co-founding Detroit based Digital Signal in the fiber optic long haul market sector where me managed a successful exit to SP Telecom.

Mr. Gandini graduated from Michigan State University with a degree in Telecommunications. He was a scholarship NCAA Division Hockey athlete, a member of the US Junior National Team, and a US Junior All American.

We have an Employment Agreement with Mr. Gandini. Under the terms of his Employment Agreement, Mr. Gandini will serve as our Chief Revenue Officer until October 24, 2022, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Gandini will perform services for us that are customary and usual for a chief revenue officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) an incentive stock options under our 2019 Equity Compensation Plan to acquire 721,588 shares of our common stock, at an exercise price of $0.2634, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 20,045 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 240,530 additional option shares (the “Pre-Vesting Option Shares”) shall vest as follows: 200,439 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019, shall vest on November 1, 2019; and (ii) the remaining 40,091 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten year term.

Charles Bennington has been a director since April 2005 and our President since April 2017. He was previously our Chief Executive Officer and Secretary from January 2018 to October 2019. Mr. Bennington was our President and Principal Executive and our Financial and Accounting Officer from December 2006 to September 2016 and our Secretary from July 2013 to September 2016. Between May 2005 and December 2006, Mr. Bennington was our Chief Operating Officer. Mr. Bennington holds a Degree in Finance and Banking from the University of Miami, Ohio. Mr. Bennington’s over 35 years of experience from positions held in senior executive management and/or as a member of the Board of Directors, combined with the fact he was TBT’s President at the time we acquired TBT and had experience with managing TBT’s development of the SOBR™ device, led us to believe Mr. Bennington is an ideal director for our company considering where we are in our development, as well as our dependence on successfully implementing a strategy to further develop the SOBR™ device and attempt to sell it in various marketplaces.

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Ford B. Fay has served as a member of our Board of Directors since June 2020. Mr. Fay is currently the Director at Crown Castle International Corp., a large fiber-based telecommunications company. In this position Mr. Fay manages all aspects of Network Access Life Cycle for the company. He has held this position since 2020. From 2017 to 2020, Mr. Fay was a principal with Eagle Bay Advisors, LLC, a telecommunications consulting firm. In this position, Mr. Fay assisted clients with cost and efficiency improvements in Access Management across the life cycle spectrum of Access. From 2015 to 2017, Mr. Fay was the Vice President, Access Management for Zayo Communications. In this position Mr. Fay created and managed most aspects of offnet costs, such as, vendor selection, contracting, procurement, quoting, operationalization, vendor management, offnet ordering, offnet grooming and optimization. In this position, Mr. Fay also planned and executed the network integrations of the $1.4B acquisition of Electric Lightwave and the $350M acquisition of Canadian-based Allstream. Mr. Fay received his Bachelor of Science in Operations Research & Industrial Engineering from Cornell University, and his Master of Business Administration from University of Rochester, Simon School of Business.

J. Steven Beabout has served as a member of our Board of Directors since August 2020. Since 2018, Mr. Beabout has been consulting with various startup companies and involved in real estate investing. From 2016-2018, Mr. Beabout was General Counsel of Tectonic, LLC, a SaaS company specializing in big data analytics and customer relationship management (CRM). In this position, Mr. Beabout was in charge of Tectonic’s legal department and negotiated deals with large companies like Coca-Cola, Anhueser-Busch and Wyndham Hotels. From 1996 to 2015, Mr. Beabout was General Counsel and a member of the strategic management team (executive vice-president) of Starz, a company listed on NASDAQ that competes with HBO and Netflix. During his time there, Mr. Beabout assisted with other key management personnel to grow the business from a start-up with $100M in losses to a multi-billion dollar public company. As part of strategic management team, Mr. Beabout was involved in the company’s strategic business decisions and as General Counsel he was responsible for all legal aspects of business, including, but not limited to, negotiation of billion dollar plus contacts with major studios (Universal, Disney and Sony), and distributors (Comcast, Time- Warner, DIRECTV, DISH Networks, Netflix, etc.), human resources and related matters, general corporate matters, post-IPO public board matters, and reviewing filings with the Securities and Exchange Commission.

Term of Office

Our directors hold office until the next annual meeting or until their successors have been elected and qualified, or until they resign or are removed. Our Board of Directors appoints our officers, and our officers hold office until their successors are chosen and qualify, or until their resignation or their removal.

Family Relationships

There are no family relationships among our directors or officers.

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Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

Other than the involuntary bankruptcy proceeding mentioned herein, no bankruptcy petition has been filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees

Our Board of Directors held two meeting during the year ended December 31, 2020, which occurred on August 24, 2020 and November 18, 2020. All other proceedings of the Board of Directors for the year ended December 31, 2020 were conducted by resolutions consented to in writing by the Board of Directors and filed with the minutes of the proceedings of our Board of Directors. Our Board of Directors has a separately designated compensation committee, consisting of Steven Beabout, Ford Fay and Charles Bennington. Our Board of Directors does not have nominating or audit committees or committees performing similar functions. We also do not have a written nominating, compensation or audit committee charter. Our Board of Directors does not believe that it is necessary to have nominating or audit committees because it believes that the functions of such committees can be adequately performed by the Board of Directors.

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

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A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our president at the address appearing on the first page of this Offering Memorandum.

Audit Committee Financial Expert

Our Board of Directors has determined that it does not have an audit committee member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. We believe that the audit committee members are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated revenues to date.

Nomination Procedures For Appointment of Directors

As of December 31, 2020, we did not affect any material changes to the procedures by which our stockholders may recommend nominees to our Board of Directors.

Code of Ethics

We do not have a code of ethics.

Section 16(a) Beneficial Ownership

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

During the most recent fiscal year, to the Company’s knowledge, the following delinquencies occurred:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
Charles Bennington	1	1	0
Kevin Moore	1	1	0
David Gandini	1	1	0
Ford Fay	1	1	0
Steven Beabout	1	1	0

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EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2020;

(b)

each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2020 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2020,

who we will collectively refer to as the named executive officers, for the years ended December 31, 2020 and 2019, are set out in the following summary compensation table:

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Executive Officers and Directors

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) the Company’s Chief Executive Officer and (ii) all other executive officers who earned in excess of $100,000 in the years ended December 31, 2020 and 2019 (“Named Executive Officers”):

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(9)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa -tion ($)	Total ($)
Kevin Moore, CEO (2)	2020 2019	213,000 39,508	-0- -0-	-0- -0-	-0- 240,779	-0- -0-	-0- -0-	-0- -0-	213,000 280,287
David Gandini, CFO, CRO and Secretary (3)	2020 2019	185,000 29,417	-0- -0-	-0- -0-	-0- 215,018	-0- -0-	-0- -0-	-0- -0-	185,000 244,435
Charles Bennington Former Chief Executive Officer, CFO, and Secretary (4)	2020 2019	50,000(5) -0-	-0- -0-	-0- -0-	-0- 4,163	-0- -0-	-0- -0-	-0- 60,000 (6)	50,000(5) 64,163
Nick Noceti, Former CFO (7)	2020 2019	16,500(8) -0-	-0- -0-	-0- -0-	-0- 4,163	-0- -0-	-0- -0-	-0- 66,000(8)	16,500(8) 70,163(8)

(1)	Includes amounts paid and/or accrued.
(2)	Mr. Moore was appointed as our Chief Executive Officer on October 25, 2019.
(3)	Mr. Gandini was appointed as our Chief Revenue Officer on October 25, 2019.
(4)	Mr. Bennington resigned as our Chief Executive Officer on October 25, 2019 and resigned as our President and Secretary on June 5, 2020.
(5)	Includes amounts paid to Mr. Bennington as compensation for serving on our Board of Directors and as a consultant.
(6)	Amounts accrued for Mr. Bennington’s role on the Board of Directors
(7)	Nick Noceti was appointed to the role of CFO in 2018 and resigned effective June 5, 2020.
(8)	Includes amounts paid for accounting services.
(9)	Includes value of all granted options based on exercise price of options.

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Employment Contracts

On October 25, 2019, we entered into an Employment Agreement with Mr. Kevin Moore to serve as our Chief Executive Officer (the “Moore Agreement”). Under the terms of the Moore Agreement, Mr. Moore will serve as our Chief Executive Officer until October 24, 2022, unless either (i) the transaction that is the subject of that certain Asset Purchase Agreement with IDTEC, LLC, a Colorado limited liability company (the “IDTEC Transaction”), has not closed by January 31, 2020, in which case Mr. Moore’s employment will terminate immediately, or (ii) he is terminated pursuant to the other termination provisions set forth in the Moore Agreement. Under the terms of the Moore Agreement, Mr. Moore performs services for us that are customary and usual for a chief executive officer of a company, in exchange for: (i) 24,053 shares of our common stock per month until the IDTEC Transaction closes, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) an incentive stock options under our 2019 Equity Compensation Plan to acquire 1,058,329 shares of our common stock, at an exercise price of $0.2634, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 29,398 shares during the three-year term of the Moore Agreement. The stock options have a ten year term. We will be issuing Mr. Moore a stock option agreement for the options he was issued under the Moore Agreement.

On October 25, 2019, we entered into an Employment Agreement with Mr. David Gandini to serve as our Chief Revenue Officer (the “Gandini Agreement”). Under the terms of the Gandini Agreement, Mr. Gandini will serve as our Chief Revenue Officer until October 24, 2022, unless either (i) the transaction that is the subject of that certain Asset Purchase Agreement with IDTEC, LLC, a Colorado limited liability company (the “IDTEC Transaction”), has not closed by January 31, 2020, in which case Mr. Gandini’s employment will terminate immediately, or (ii) he is terminated pursuant to the other termination provisions set forth in the Gandini Agreement. Under the terms of the Gandini Agreement, Mr. Gandini will perform services for us that are customary and usual for a chief revenue officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) an incentive stock options under our 2019 Equity Compensation Plan to acquire 721,588 shares of our common stock, at an exercise price of $0.2634, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 20,045 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 240,530 additional option shares (the “Pre-Vesting Option Shares”) shall vest as follows: 200,439 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019, shall vest on November 1, 2019; and (ii) the remaining 40,091 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten year term. We will be issuing Mr. Gandini a stock option agreement for the options he was issued under the Gandini Agreement.

The foregoing description of the key terms of the above-agreements is qualified in its entirety by the full text of the related documents, which are filed as Exhibit 10.8 – 10.10 to this Prospectus.

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Director Compensation

The following table sets forth director compensation for 2020:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Charles Bennington	50,000	(1)	-0-		-0-	-0-	-0-	-0-	50,000	(1)

David Gandini	-0-		-0-		-0-	-0-	-0-	-0-	-0-

Kevin Moore	-0-		-0-		-0-	-0-	-0-	-0-	-0-

Ford Fay	-0-		-0-		-0-	-0-	-0-	-0-	-0-

Steven Beabout	-0-		-0-	(2)	-0-	-0-	-0-	-0-	-0-	(2)

Gary Graham (3)	-0-		-0-		-0-	-0-	-0-	-0-	-0-

(1) Includes amounts paid to Mr. Bennington as compensation for serving on our Board of Directors and as a consultant and is the same $50,000 listed in the Summary Compensation Table above.

(2) Does not include 90,000 restricted stock units issued to Mr. Beabout for his services as Chairman of the Compensation Committee of our Board of Directors since those restricted stock units have not vested.

(3) Mr. Graham resigned from our Board of Directors effective August 6, 2020.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors may receive restricted stock units or stock options to purchase common shares as awarded by our Board of Directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

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Outstanding Equity Awards

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers on December 31, 2020:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Charles Bennington(1)	24,053	0	0	$0.2635	March 31, 2025 (1)	0	0	0	0

Kevin Moore(2)	411,572	0	646,757	$0.2635	December 22, 2029 (2)	0	0	0	0

David Gandini(3)	521,146	0	439,970	$0.2635	November 1, 2029 (3)	0	0	0	0

Ford Fay	25,000	0	0	$0.2635	March 31, 2025 (4)	0	0	0	0

Steven Beabout	0	0	0	0	N/A	0	0	165,000	477,300	(5)

(1) Under the terms of Mr. Bennington’s stock option grant, the options expire five (5) years from the date of vesting. His options vest in equal installments quarterly over two year commencing with the January 1, 2020 quarter. As a result, the first 100,000 options vested on March 31, 2020 and will expire on March 31, 2025.

(2) Under the terms of Mr. Moore’s stock option grant, the options expire ten (10) years from the date of vesting. His options vest in equal installments monthly over a three year period. As a result, the first 977,777 monthly options vested on December 22, 2019 and expire on December 22, 2029.

(3) Under the terms of Mr. Gandini’s stock option grant, the options expire ten (10) years from the date of vesting. Mr. Gandini had 190,419 options vest on November 1, 2019. As a result, those initial options expire on November 1, 2029.

(4) Under the terms of Mr. Fay’s stock option grant, the options expire five (5) years from the date of vesting. His options vest in equal installments quarterly over one year commencing with the January 1, 2020 quarter. As a result, the first 6,250 options vest on March 31, 2020 and will expire on March 31, 2025.

(5) Market price based on grant date but the restricted stock units do not vest until the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.

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Aggregated Option Exercises

No option exercises during the year ended December 31, 2020.

Long-Term Incentive Plan

Currently, our company does not have a long-term incentive plan in favor of any director, officer, consultant or employee of our company.

Certain Relationships and Related Transactions, and Director Independence

We have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last three completed fiscal years.

We do not have a written policy concerning the review, approval, or ratification of transactions with related persons.

We do not have an audit, compensation, or nominating committee.

Currently, none of our directors are considered independent. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship that, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

None of our directors are considered independent because they each serve as an executive officer of the Company, or recently served as an executive officer of the company, or own more than 10% of our outstanding voting securities.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 14, 2021, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	Amount		Percent of Class (1)

Common Stock	Kevin Moore (3)	CEO and Director	571,925	(4)	2.2%

Common Stock	David Gandini (3)	CFO, Chief Revenue Officer, Secretary and Director	1,581,278	(5)	6.0%

Common Stock	Charles Bennington (3)	Director	482,011	(6)	1.9%

Common Stock	Ford Fay (3)	Director	41,667	(7)	<1%

Common Stock	Steven Beabout (3)	Director	25,482	(8)	<1%

Common Stock	Gary Graham 6400 S. Fiddlers Green Circle, Suite 525 Greenwood Village, CO 80111	5% Holder	11,322,575	(9)	43.6%

Common Stock	Michael A. Lanphere 400 N. Tustin Ave., Suite 225 Santa Ana, CA 92705	5% Holder	2,883,306		11.1%

	All Officers and Directors as a Group (5 persons)		2,702,363	(10)	9.9%

(1)	Unless otherwise indicated, based on 25,965,203 shares of Common Stock issued and outstanding. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Unless indicated otherwise, the address of the shareholder is 885 Arapahoe Road, Boulder, Colorado 80302.

(3)	Indicates one of our officers or directors.

(4)	Includes vested stock options to acquire 499,766shares of our Common Stock at an exercise price of $0.2634 per share.

(5)	Includes vested stock options to acquire 581,278 shares of our Common Stock at an exercise price of $0.2634 per share.

(6)	Includes vested stock options to acquire 24,053 shares of our Common Stock at an exercise price of $0.2635 per share, which have a 5-year term.

(7)	Includes vested stock options to acquire 25,000 shares of our Common Stock at an exercise price of $0.2635 per share, which have a 5-year term. Also includes 16,667 shares of our common stock underlying a $50,000 principal amount convertible promissory note, convertible into shares of our common stock at $3.00 per share.

(8)

 Mr. Beabout also has interests in IDTEC, LLC and SOBR Safe, LLC, both of which own shares of our common stock. Mr. Beabout does not have a controlling interest in either entity so the stock owned by those entities is not reflected in his ownership. Does not include 165,000 restricted stock units owned by Mr. Beabout since those restricted stock units have not vested.

(9)

  Includes vested stock options to acquire 9,021 shares of our Common Stock at an exercise price of $0.2634 per share. Includes shares owned in the name of IDTEC, LLC and SOBR Safe, LLC, both of which are controlled by a limited liability company that is controlled by Mr. Graham. IDTEC, LLC and SOBR Safe, LLC, invested in over $4.2M in exchange for the securities issued to those entities.

(10)

 Includes an aggregate of 1,130,097 vested options to purchase our Common Stock, and 16,667 shares of our Common Stock underlying a $50,000 principal amount convertible debenture, that are owned by our officers and directors, which amount is also added to our outstanding Common Stock for the percentage calculation.

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The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. The issuer is not aware of any person who controls the issuer as specified in Section 2(a)(9) of the Investment Company Act of 1940. There are no classes of stock other than Common Stock. The Company does not have an investment advisor.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Contracts

On October 25, 2019, we entered into an Employment Agreement with Mr. Kevin Moore to serve as our Chief Executive Officer (the “Moore Agreement”). Under the terms of the Moore Agreement, Mr. Moore will serve as our Chief Executive Officer until October 24, 2022, unless either (i) the transaction that is the subject of that certain Asset Purchase Agreement with IDTEC, LLC, a Colorado limited liability company (the “IDTEC Transaction”), has not closed by January 31, 2020, in which case Mr. Moore’s employment will terminate immediately, or (ii) he is terminated pursuant to the other termination provisions set forth in the Moore Agreement. Under the terms of the Moore Agreement, Mr. Moore performs services for us that are customary and usual for a chief executive officer of a company, in exchange for: (i) 24,053 shares of our common stock per month until the IDTEC Transaction closes, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) an incentive stock options under our 2019 Equity Compensation Plan to acquire 1,058,329 shares of our common stock, at an exercise price of $0.2634, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 29,398 shares during the three-year term of the Moore Agreement. The stock options have a ten year term. We will be issuing Mr. Moore a stock option agreement for the options he was issued under the Moore Agreement.

On October 25, 2019, we entered into an Employment Agreement with Mr. David Gandini to serve as our Chief Revenue Officer (the “Gandini Agreement”). Under the terms of the Gandini Agreement, Mr. Gandini will serve as our Chief Revenue Officer until October 24, 2022, unless either (i) the transaction that is the subject of that certain Asset Purchase Agreement with IDTEC, LLC, a Colorado limited liability company (the “IDTEC Transaction”), has not closed by January 31, 2020, in which case Mr. Gandini’s employment will terminate immediately, or (ii) he is terminated pursuant to the other termination provisions set forth in the Gandini Agreement. Under the terms of the Gandini Agreement, Mr. Gandini will perform services for us that are customary and usual for a chief revenue officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) an incentive stock options under our 2019 Equity Compensation Plan to acquire 721,588 shares of our common stock, at an exercise price of $0.2634, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 20,045 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 240,530 additional option shares (the “Pre-Vesting Option Shares”) shall vest as follows: 200,439 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019, shall vest on November 1, 2019; and (ii) the remaining 40,091 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten year term. We will be issuing Mr. Gandini a stock option agreement for the options he was issued under the Gandini Agreement.

56

Other Agreements

In October 2020, we entered into an Advisory Agreement with Steven Beabout, a member of our Board of Directors, under which he agreed to provide us with strategic legal advice in relation to certain business and legal matters for a period of sixteen (16) months. In exchange for his services, we agreed to issue him 75,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.

On April 6, 2020, we issued 38,437 shares of our common stock to Nick Noceti, our former Chief Financial Officer, in exchange for amounts due to him for accounting fees included in accounts payable. The amount of the debt reduction, and therefore the purchase price of the shares, was $127,840. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact the investor was known to our management team, is a sophisticated investor and familiar with our operations.

On April 7, 2020, we issued 6,831 shares of our common stock to Charles Bennington, one of the Company’s directors and a former executive officer, in exchange for amounts due for Board of Director fees included in accounts payable. The amount of the debt reduction, and therefore the purchase price of the shares, was $9,656. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact the investor is on our Board of Directors, is a sophisticated investor and familiar with our operations.

On or about August 28, 2019, we issued 420,927 shares of our common stock to Charles Bennington, one of our current directors, pursuant to the terms of a Common Stock Purchase Agreement under which Bennington agreed to forgive $595,000 in accrued salary we owed to him in exchange for the shares. The shares were issued with a standard restrictive legend.

Corporate Governance

As of December 31, 2020, our Board of Directors consisted of Charles Bennington, David Gandini, Kevin Moore, Ford Fay and Steven Beabout. As of December 31, 2020, three of our directors qualified as an “independent director” as the term is used in NASDAQ rule 5605(a)(2), namely Charles Bennington, Ford Fay and Steven Beabout.

57

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 1 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Section 2 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article XI of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors and officers in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

58

AVAILABLE INFORMATION

We have filed with the SEC a Form 1-A for a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended, to sell the Units. This Offering Statement, which constitutes a part of the Form 1-A, does not contain all of the information set forth in the Form 1-A or the exhibits filed therewith. For further information about us and our common stock, reference is made to our filings with the SEC since we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Statements contained in this Offering Statement regarding the contents of any contract or any other document that is filed as an exhibit to this Offering Statements are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to our filings. A copy of the our filings with the SEC may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

EXPERTS

The financial statements of SOBR SAFE, Inc. as of December 31, 2020 and for the year then ended, and the balance sheet of SOBR SAFE, Inc. as of December 31, 2020 have been included herein in reliance upon the reports of Macias, Gini, & O’Connell, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of SOBR SAFE, Inc. as of December 31, 2019 and for the year then ended, and the balance sheet of SOBR SAFE, Inc. as of December 31, 2019 have been included herein in reliance upon the reports of Hall & Company, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

59

PART III – EXHIBITS

Item No.	Description

2.1 (1)	Articles of Incorporation of Imagine Media, Ltd.

2.2 (2)	Articles of Amendment to Articles of Incorporation to TransBiotec, Inc.

2.3 (3)	Certificate of Amendment to Certificate of Incorporation filed with the State of Delaware on May 25, 2017

2.4 (6)	Amended and Restated Bylaws of SOBR Safe, Inc.

2.5 (10)

Certificate of Amendment to Certificate of Incorporation of TransBiotec, Inc. changing name to SOBR Safe, Inc., effecting 1-for-33.26 reverse stock split and decreasing authorized common stock to 100M shares

4.1**	Form of Subscription Agreement for Offering

4.2**	Form of Warrant for Offering

6.1 (4)	Asset Purchase Agreement dated May 6, 2019 between IDTEC, LLC and TransBiotec, Inc.

6.2 (5)	Common Stock Purchase Agreement with Charles Bennington dated August 23, 2019

6.3 (5)	Share Exchange Agreement with Michael Lanphere dated August 23, 2019

6.4 (5)	Share Exchange Agreement with Vernon Justus dated August 23, 2019

6.5 (5)	Debt Conversion and Common Stock Purchase Agreement with Michael Lanphere dated August 23, 2019

6.6 (5)	Debt Conversion and Common Stock Purchase Agreement with Devadatt Mishal dated August 23, 2019

6.7 (6)	TransBiotec, Inc. 2019 Equity Incentive Plan

6.8 (6)	Employment Agreement with Kevin Moore dated October 25, 2019

6.9 (8)	Amended Employment Agreement with Kevin Moore dated November 26, 2019

6.10 (6)	Employment Agreement with David Gandini dated October 25, 2019

6.11 (7)	Series A-1 Preferred Stock Purchase Agreement by and between TransBiotec, Inc. and SOBR SAFE, LLC dated December 12, 2019 (with Series A-1 Preferred Stock Certificate of Designation attached)

6.12 (9)	Amendment No. 1 to Asset Purchase Agreement dated March 23, 2020 by and between IDTEC, LLC and TransBiotec, Inc.

60

6.13 (10)	Form of Convertible Promissory Note Issued to IDTEC, LLC at Close of Asset Purchase Transaction

6.14 (10)	Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement dated June 5, 2020 by and between IDTEC, LLC and TransBiotec, Inc.

6.15 (10)	Warrant to Purchase Common Stock dated June 5, 2020 issued to IDTEC, LLC

6.16 (11)	Advisory Agreement with Steven Beabout dated October 9, 2020

11.1*	Consent of Independent Certified Public Accountants (Hall)

11.2*	Consent of Independent Certified Public Accountants (MGO)

12.1**	Legal Opinion of Law Offices of Craig V. Butler

* Filed herewith.

** To be filed by amendment to this Offering Statement on Form 1-A.

(1)	Incorporated by reference from our Registration Statement on Form SB-2, filed with the Commission on January 31, 2008

(2)	Incorporated by reference from our Registration Statement on Form S-1, filed with the Commission on November 6, 2012

(3)	Incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 6, 2019

(4)	Incorporated by reference from our Current Report on Form 8-K, filed with the Commission on May 14, 2019.

(5)	Incorporated by reference from our Current Report on Form 8-K, filed with the Commission on September 10, 2019.

(6)	Incorporated by reference from our Current Report on Form 8-K, filed with the Commission on November 19, 2019

(7)	Incorporated by reference from our Current Report on Form 8-K, filed with the Commission on December 23, 2019

(8)	Incorporated by reference from our Annual Report on Form 10-K, filed with the Commission on April 17, 2020

(9)	Incorporated by reference from our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the Commission on May 26, 2020

(10)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on June 11, 2020

(11)	Incorporated by reference from our Annual Report on Form Form 10-K filed with the Commission on March 31, 2021

61

SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boulder, State of Colorado, on April 16, 2021.

SOBR Safe, Inc.

Dated: April 16, 2021		/s/ Kevin Moore
	By:	Kevin Moore
	Its:	Chief Executive Officer and Principal Executive Officer

Dated: April 16, 2021		/s/ David Ganini
	By:	David Gandini
	Its:	Chief Financial Officer, Principal Financial Officer, Chief Revenue Officer and Secretary

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: April 16, 2021		/s/ Kevin Moore
	By:	Kevin Moore, Director

Dated: April 16, 2021		/s/ David Gandini
	By:	David Gandini, Director

Dated: April 16, 2021		/s/ Charles Bennington
	By:	Charles Bennington, Director

Dated: April 16, 2021		/s/ Ford Fay
	By:	Ford Fay, Director

Dated: April 16, 2021		/s/ Steven Beabout
	By:	Steven Beabout, Director

62

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of SOBR Safe, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SOBR Safe, Inc. and Subsidiaries (the “Company”) as of December 31, 2020, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of SOBR Safe, Inc. as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to SOBR Safe, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. SOBR Safe, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

F-2

Asset Purchase Transaction of Intellectual Technology, Certain Robotics Assets and Other Business-Related Assets and Impairment Assessments

The Company completed the purchase of certain assets from IDTEC, LLC on June 5, 2020 for a total consideration of $29,222,955. The Company’s assets are assessed for impairment annually, or more often if events or circumstances indicated that impairment may have occurred. If the fair value of the asset is less than its carrying amount, an impairment loss is recognized in an amount equal to the difference. In connection with its impairment assessments during the year-ended December 31, 2020, the Company recorded impairment charges of $25,320,555 related to its intellectual technology. Auditing the Company's estimate of fair value of the asset purchase transaction, as well as the fair value estimates used in the impairment assessments, is complex due to the significant management judgments and estimates required. Management valued the intellectual technology using a discounted cash-flow model analysis. Significant estimates and assumptions in estimating the fair value of the intellectual technology include future expected cash flows from product sales, customer contracts, revenue growth rate, customer ramp-up period, technology obsolescence rates, and discount rates, all of which are forward-looking and affected by expectations about economic, industry and company-specific factors.

The principal considerations for our determination that performing procedures relating to the valuation of the intellectual technology, robotics assets and office equipment acquired in the IDTEC, LLC asset acquisition is a critical audit matter are (i) a high degree of auditor judgment and subjectivity in performing procedures relating to the fair value measurement of the intellectual technology, robotic assets and office equipment due to the significant judgment by management when developing these estimates, (ii) the significant audit effort in evaluating the significant assumptions relating to the valuation of the intellectual technology related to the revenue growth rate, the customer ramp-up period, the technology obsolescence rates, and the discount rates, and (iii) the audit effort involved the use of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others, obtaining an understanding of the Company’s acquisition accounting and impairment assessments for the intellectual technology, robotics assets and office equipment; reading the asset purchase agreement; and testing management’s process for determining the fair value of these assets at acquisition and as part of the impairment assessments, including evaluating the appropriateness of the valuation methods (the Company’s use of the discounted cash flows method), testing the completeness and accuracy of underlying data used in the methods to develop the projected financial information, and evaluating the reasonableness of the significant assumptions related to the revenue growth rate, the customer ramp-up period, the technology obsolescence rates, and the discount rates. Evaluating the reasonableness of the revenue growth rate and the customer ramp-up period involved considering current industry data and market and economic trends. Evaluating the reasonableness of the technology obsolescence rates involved considering the benchmarking of peer companies and other market participant considerations. Professionals with specialized skill and knowledge were used to assist in evaluating the appropriateness of valuation methods and the reasonableness of the customer ramp-up period, the technology obsolescence rates, and the discount rates.

/s/ Macias Gini & O’Connell LLP

We have served as SOBR Safe, Inc. auditor since 2018.

Irvine, CA

March 31, 2021

F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of SOBR Safe, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SOBR Safe, Inc. and Subsidiaries (the "Company") as of December 31, 2019 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit and stockholders’ deficit, and in all likelihood, will be required to make significant future expenditures in connection with continuing marketing efforts along with general and administrative expenses. As of December 31, 2019, the Company has an accumulated deficit of $19,511,168, carrying loans of principal and interest in default totaling $1,440,193. During the year ended December 31, 2019, the Company also experienced negative cash flows from operating activities of $543,956. It appears these principal conditions or events, considered in the aggregate, indicate it is probable that the entity will be unable to meet its obligations as they become due within one year after the date the financial statements are issued.  Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We served as the Company’s auditor from 2018.

Irvine, CA

April 16, 2020

F-4

SOBR SAFE, Inc.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019

ASSETS

Current assets
Cash	$232,842	$681,759
Prepaid expenses	115,230	9,054
Total current assets	348,072	690,813

SOBR Safe Intellectual Technology, net of accumulated amortization of $224,854 at December 31, 2020	3,629,821	-

Other assets	8,680	-
Total Assets	$3,986,573	$690,813

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$101,308	$213,880
Accrued expenses	313,032	419,836
Accrued interest payable	134,444	674,041
Related party payables	28,624	905,443
Derivative liabilities	-	60,650
Common stock subscriptions payable	253,688	79,624
Preferred stock subscriptions payable	-	1,000,000
Notes payable - current - related parties	11,810 *	760,886 *
* Includes unamortized debt discount related to detached warrants of none and $8,656 at December 31, 2020 and December 31, 2019, respectively
Notes payable - current - non-related parties	104,183	169,574
Total current liabilities	947,089	4,283,934

Total Liabilities	947,089	4,283,934
Stockholders' Equity (Deficit)
Preferred stock, $0.00001 par value; 19,300,000 shares authorized, no shares issued or outstanding as of December 31, 2020 and December 31, 2019	-	-
Series A Convertible Preferred stock, $0.00001 par value; 3,000,000 shares authorized, no shares issued and outstanding as of December 31, 2020 and December 31, 2019	-	-
Series A-1 Convertible Preferred stock, $0.00001 par value; 2,700,000 shares authorized, no shares issued and outstanding as of December 31, 2020 and December 31, 2019	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 25,922,034 and 6,452,993 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively, after 1-for-33.26 reverse stock split	260	65
Additional paid-in capital	52,693,974	15,971,392
Accumulated deficit	(49,601,220)	(19,511,168)
Total SOBR Safe, Inc. stockholders' equity (deficit)	3,093,014	(3,539,711)
Noncontrolling interest	(53,530)	(53,410)

Total Stockholders' Equity (Deficit)	3,039,484	(3,593,121)

Total Liabilities and Stockholders' Equity (Deficit)	$3,986,573	$690,813

The accompanying notes are an integral part of the consolidated financial statements.

F-5

SOBR SAFE, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Year Ended
	December 31,	December 31,
	2020	2019
Revenues	$-	$-

Operating expenses:
General and administrative	632,426	232,178
Stock-based compensation expense	273,443	44,082
Management salaries and consulting fees	1,370,681	498,246
Research and development	633,050	12,787
Total operating expenses	2,909,600	787,293

Loss from operations	(2,909,600)	(787,293)

Other income (expense):
Loss on debt extinguishment, net	(224,166)	-
Loss on disposal of property and equipment	(39,434)	-
Gain on fair value adjustment - derivatives	60,650	4,150
Interest expense	(141,512)	(457,505)
Amortization of interest - beneficial conversion feature	(1,407,675)	(11,509)
Asset impairment adjustment	(25,320,555)	-
Total other expense, net	(27,072,692)	(464,864)

Loss before provision for income taxes	(29,982,292)	(1,252,157)

Provision for income taxes	-	-
Provision for income tax	-	-

Net loss	(29,982,292)	(1,252,157)
Net loss attributable to noncontrolling interest	120	3,125
Net loss attributable to SOBR Safe, Inc.	(29,982,172)	(1,249,032)
Dividends on convertible preferred stock	(107,880)	-
Net loss attributable to common stockholders	$(30,090,052)	$(1,249,032)

Basic and diluted loss per common share	$(1.95)	$(0.23)

Weighted average number of common shares outstanding	15,399,208	5,081,122

The accompanying notes are an integral part of the consolidated financial statements.

F-6

SOBR SAFE, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Preferred Stock				Stockholders'
		Amount($0.00001		Amount($0.00001	Additional Paid-in	Accumulated	Equity (Deficit) SOBR Safe,	Noncontrolling	Total Stockholders' Equity
	Shares	Par)	Shares	Par)	Capital	Deficit	Inc.	Interest	(Deficit)

Balances at January 1, 2019	3,510,255	$35	1,388,575	$14	$14,888,941	$(18,262,136)	$(3,373,146)	$(50,285)	$(3,423,431)
Common stock issued for cash	1,065,982	11	-	-	38,989	-	39,000	-	39,000
Common stock issued for executive compensation	420,926	4	-	-	59,496	-	59,500	-	59,500
Common stock issued due to stock warrants exercise	1,038,339	11	-	-	146,763	-	146,774	-	146,774
Common stock issued upon conversion of convertible preferred stock						-		-	-
to common stock	417,491	4	(1,388,575)	(14)	(1,329,550)	-	(1,329,560)	-	(1,329,560)
Paid-in capital - fair value of stock warrants granted	-	-	-	-	160,544	-	160,544	-	160,544
Paid-in capital - fair value of related party stock options vested	-	-	-	-	71,655	-	71,655	-	71,655
Paid-in capital - fair value of non-related party stock options granted	-	-	-	-	23,912	-	23,912	-	23,912
Paid-in capital - gain on related party executive compensation conversion	-	-	-	-	535,500	-	535,500	-	535,500
Paid-in capital - gain on related party debt conversion	-	-	-	-	39,992	-	39,992	-	39,992
Paid-in capital - gain on related party preferred stock conversion	-	-	-	-	1,329,561	-	1,329,561	-	1,329,561
Paid-in capital - beneficial conversion feature	-	-	-	-	5,589	-	5,589	-	5,589
Net loss	-	-	-	-	-	(1,249,032)	(1,249,032)	(3,125)	(1,252,157)
Balances at December 31, 2019	6,452,993	$65	-	$-	$15,971,392	$(19,511,168)	$(3,539,711)	$(53,410)	$(3,593,121)
Common stock issued for compensation	1,025	-	-	-	20,800	-	20,800	-	20,800
Common stock issued for executive compensation	72,159	1	-	-	76,479	-	76,480	-	76,480
Common stock issued due to stock warrants exercise	454,097	4	-	-	65,724	-	65,728	-	65,728
Common stock issued for asset purchase	12,000,000	120	-	-	27,119,880	-	27,120,000	-	27,120,000
Common stock issued to settle accounts payable and accrued expenses	159,395	2	-	-	265,675	-	265,677	-	265,677
Common stock issued to settle related party payables	260,150	3	-	-	579,811	-	579,814	-	579,814
Common stock issued to settle related party debt	648,739	6	-	-	826,958	-	826,964	-	826,964
Common stock issued to settle non-related party debt	70,448	1	-	-	166,525	-	166,526	-	166,526
Common stock issued upon conversion of related party debt and accrued interest	3,103,028	31	-	-	1,551,483	-	1,551,514	-	1,551,514
Common stock issued upon conversion of convertible preferred stock to common stock	2,700,000	27	(2,700,000)	(27)	-	-	-	-	-
Series A-1 Convertible Preferred stock issued for cash	-	-	2,700,000	27	2,699,973	-	2,700,000	-	2,700,000
Paid-in capital - fair value of stock options vested	-	-	-	-	239,476	-	239,476	-	239,476
Paid-in capital - fair value of stock warrants granted	-	-	-	-	915,124	-	915,124	-	915,124
Paid-in capital - gain on related party payables conversion	-	-	-	-	272,299	-	272,299	-	272,299
Paid-in capital - gain on related party debt conversion	-	-	-	-	124,291	-	124,291	-	124,291
Paid-in capital - loss on debt extinguishment	-	-	-	-	390,409	-	390,409	-	390,409
Paid-in capital - beneficial conversion feature	-	-	-	-	1,407,675	-	1,407,675	-	1,407,675
Dividends - Series A-1 Convertible Preferred stock	-	-	-	-	-	(107,880)	(107,880)	-	(107,880)
Net loss	-	-	-	-	-	(29,982,172)	(29,982,172)	(120)	(29,982,292)
Balances at December 31, 2020	25,922,034	$260	-	-	$52,693,974	$(49,601,220)	$3,093,014	$(53,530)	$3,039,484

The accompanying notes are an integral part of the consolidated financial statements.

F-7

SOBR SAFE, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Year Ended
	December 31,
	2020	2019

Operating Activities:
Net loss	(29,982,292)	$(1,252,157)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	232,194	-
Loss on debt extinguishment, net	224,166	-
Loss on disposal of property and equipment	39,434	-
Change in fair value of derivative liability	(60,650)	(4,150)
Interest expense-embedded conversion feature	-	64,800
Amortization-debt discount	8,656	5,920
Amortization of interest - beneficial conversion feature	1,407,675	5,589
Stock warrants expense	219,670	159,961
Stock options expense	239,478	95,567
Stock-based compensation expense	54,283	44,082
Asset impairment adjustment	25,320,555	-
Changes in assets and liabilities:
Prepaid expenses	3,515	3,937
Other assets	(8,680)	-
Accounts payable	113,158	22,166
Accrued expenses	(4,666)	(1,165)
Accrued interest payable	26,677	160,772
Related party payables	(24,706)	72,369
Stock subscriptions payable	-	78,353

Net cash used in operating activities	(2,191,533)	(543,956)

Investing Activities:
Proceeds from disposal of property and equipment	951	-

Financing Activities:
Proceeds from notes payable - related parties	-	186,626
Proceeds from notes payable - non-related parties	41,665	-
Proceeds from issuances of common stock - non-related parties	-	39,000
Proceeds from offering of preferred stock - related parties	1,700,000	1,000,000
Net cash provided by financing activities	1,741,665	1,225,626

Net Change In Cash	(448,917)	681,670

Cash At The Beginning Of The Period	681,759	89

Cash At The End Of The Period	$232,842	$681,759

Schedule Of Non-Cash Investing And Financing Activities:

Prepaid expenses with common shares	$122,162	$-

Issuance of common stock, stock warrants and convertible note for asset purchase	$29,222,955	$-

Accounts payables and accrued expenses converted to capital	$265,677	$-

Related party payables converted to capital	$579,814	$59,500

Gain on related party payables converted to capital	$272,299	$575,492

Related party debt converted to capital	$2,378,478	$-

Related party debt converted to capital after exercise of cashless stock warrants	$65,728	$-

Gain on related party debt converted to capital	$124,291	$-

Non-related party debt converted to capital	$166,526	$-

Shares issued for cash received in prior years	$1,000,000	$-

Shares issued for executive compensation in prior year	$76,480	$-

Gain on related party conversion of preferred stock into common stock	$-	$1,329,561

Shares to be issued for accrued dividends	$107,880	$-

Fair value of embedded conversion feature	$-	$64,800

Intrinsic value-beneficial conversion feature	$1,407,501	$5,589

Fair value of stock options granted	$-	$95,567

Fair value of stock warrants granted	$-	$160,544

Exercise of cashless stock warrants	$-	$146,774

Supplemental Disclosure:

Cash paid for interest	$1,979	$3,750

Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-8

SOBR SAFE, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SOBR Safe, Inc. (“SOBR Safe”), formerly TransBiotec, Inc., was incorporated as Imagine Media, Ltd. in August, 2007 in the State of Delaware. A corporation also named TransBiotec, Inc. (“TransBiotec – CA”) was formed in the state of California July 4, 2004. Effective September 19, 2011 SOBR Safe was acquired by TransBiotec - CA in a transaction classified as a reverse acquisition as the shareholders of TransBiotec - CA retained the majority of the outstanding common stock of SOBR Safe after the share exchange. The consolidated financial statements represent the activity of TransBiotec - CA from July 4, 2004 forward, and the consolidated activity of SOBR Safe and TransBiotec - CA from September 19, 2011 forward. SOBR Safe and TransBiotec - CA are hereinafter referred to collectively as the “Company” or “We”. The Company has developed and plans to market and sell a non-invasive alcohol sensing system which includes an ignition interlock. The Company has not generated any revenues from its operations.

On March 23, 2020, the Company filed a Definitive 14-C providing notice that the Board of Directors has recommended, and that holders of a majority of the voting power of the Company’s outstanding stock voted, to approve the following.

1.	To remove and re-elect four (4) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.

To approve an amendment to the Company’s Certificate of Incorporation to: (a) change the Company’s name to SOBR SAFE, Inc., (b) decrease the Company’s authorized common stock from 800,000,000 shares, par value $0.00001 to 100,000,000 shares, par value $0.00001, and (c) effect a reverse stock split of the Company’s outstanding common stock at a ratio between 1-for-32 and 1-for-35 (with the exact ratio to be determined by the directors in their sole discretion without further approval by the shareholders).

The above actions taken by the Company’s stockholders became effective on or about May 21, 2020. The effective dates of the above actions were June 5, 2020 and April 20, 2020, respectively, and the actual reverse stock split ratio was 1-for-33.26. All share and per share amounts have been adjusted in these consolidated financial statements to reflect the effect of the reverse stock split.

Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for the presentation of annual financial information.

In management’s opinion, the audited consolidated financial statements reflect all adjustments (including reclassifications and normal recurring adjustments) necessary to present fairly the financial position for the years ended December 31, 2020 and December 31, 2019, and results of operations and cash flows for the years ended December 31, 2020 and December 31, 2019.

Principles of Consolidation

The accompanying audited consolidated financial statements include the accounts of the Company and its majority owned subsidiary, TransBiotec-CA. We have eliminated all intercompany transactions and balances between entities consolidated in these audited financial statements.

F-9

Use of Estimates

The preparation of audited consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Specifically, such estimates were made by the Company for the valuation of the derivative liabilities, beneficial conversion feature expenses and intellectual technology. Actual results could differ from those estimates.

Financial Instruments

Pursuant to  Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets: quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist primarily of cash, accounts payable, accrued expenses, accrued interest payable,  related party payables, notes payable, convertible debentures, and other liabilities. Pursuant to ASC 820 and 825, the fair value of our derivative liabilities is determined based on “Level 3” inputs. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that are measured and recognized at fair value as of December 31, 2020 and December 31, 2019:

December 31, 2020

	Level 1	Level 2	Level 3
Derivative liabilities	$-	$-	$-

December 31, 2019

	Level 1	Level 2	Level 3
Derivative liabilities	$-	$-	$60,650

F-10

Cash

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company does not have any cash equivalents as of December 31, 2020 and December 31, 2019.

Prepaid Expenses

Amounts incurred in advance of contractual performance or coverage periods are recorded as prepaid assets and recognized as expense in the period service or coverage is provided.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain a beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid-in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Derivative Instruments

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instruments are initially recorded at their fair values and are then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations under other income (expense). The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option at its fair value as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors. For stock-based derivative financial instruments, the Company uses a Monte Carlo Simulation model to value the derivative instruments at inception and on subsequent valuation dates.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Preferred Stock

We apply the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity. At all other times, we classified our preferred shares in stockholders’ equity.

Minority Interest (Noncontrolling Interest)

A subsidiary of the Company has minority members representing ownership interests of 1.38% at December 31, 2020 and December 31, 2019. The Company accounts for these minority, or noncontrolling interests, pursuant to ASC 810-10-65 whereby gains and losses in a subsidiary with a noncontrolling interest are allocated to the noncontrolling interest based on the ownership percentage of the noncontrolling interest, even if that allocation results in a deficit noncontrolling interest balance.

F-11

Stock-based Compensation

The Company follows the guidance of the accounting provisions of ASC 718 “Share-based Compensation”, which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants and options). The fair value of each option award is estimated on the date of grant using the Black-Scholes options pricing model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The Company has not paid dividends historically and does not expect to pay them in the future. Expected volatilities are based on weighted averages of the historical volatility of the Company’s common stock estimated over the expected term of the options. The expected term of options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term as historically the Company had limited activity surrounding its options. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term.

Research and Development

The Company accounts for its research and development costs pursuant to ASC 730, whereby it requires the Company to disclose the amounts of costs for company and customer-sponsored research and development activities, if material. Research and development costs are expensed as incurred. The Company incurred research and development costs as it acquired new knowledge to bring about significant improvements in the functionality and design of its SOBR product. Research and development costs were $633,050 and $12,787 during the years ended December 31, 2020 and December 31, 2019, respectively.

Advertising and Marketing Costs

Advertising and marketing costs are charged to operations as incurred.  Advertising and marketing costs were $96,637 and $3,724 during the years ended December 31, 2020 and December 31, 2019, respectively.

Income Tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company has a deferred tax asset of approximately $2,830,000 and $1,832,000 that is offset by a 100% valuation allowance at December 31, 2020 and December 31, 2019, respectively. Therefore, the Company has not recorded any deferred tax assets or liabilities at December 31, 2020 and December 31, 2019.

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted  loss per share gives the effect to all dilutive potential common shares outstanding during the period,  including stock options, warrants and convertible instruments.  Diluted net loss per share excludes all potentially issuable shares if their effect is anti-dilutive.  Because the effect of the Company’s dilutive securities is anti-dilutive, diluted net loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Certain financial instruments potentially subject the Company to concentrations of credit risk. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Cash held in operating accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”), insurance limits. Accounts at each institution are insured by the FDIC up to $250,000. While the Company monitors cash balances in our operating accounts on a regular basis and adjust the balances as appropriate, these balances could be impacted if the underlying financial institutions fail. To date, the Company has experienced no loss or lack of access to our cash; however, the Company can provide no assurances that access to our cash will not be impacted by adverse conditions in the financial markets. At December 31, 2020 and December 31, 2019, the Company had $0 and $431,759 in excess of the FDIC insured limit, respectively.

F-12

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

New Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is evaluating the effects, if any, of the adoption of ASU 2019-12 guidance on the Company's financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which address issues identified as a result of the complexity associated with applying generally accepted accounting principles for certain financial instruments with characteristics of liabilities and equity.  This amendment is effective for public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluating the effects, if any, of the adoption of ASU 2020-06 guidance on the Company's financial position, results of operations and cash flows.

In October 2020, the FASB issued ASU No. 2020-08, Codification Improvements to Subtopic 310-20, Receivables-Nonrefundable Fees and Other Costs, amendments the guidance in ASU No. 2017-08, (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities, which addresses multiple call dates of a callable debt security.  This amendment is effective for public business entities, for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early application is not permitted.  The Company is evaluating the effects, if any, of the adoption of ASU 2020-08 guidance on the Company's financial position, results of operations and cash flows.

NOTE 2. GOING CONCERN

The Company has incurred recurring losses from operations and has limited cash liquidity and capital resources. Future capital requirements will depend on many factors, including the Company’s ability to develop products, cash flow from operations, and competing market developments. The Company will need additional capital in the near future. Sources of debt financing may result in high interest expense. Any financing, if available, may be on unfavorable terms. If adequate funds are not obtained, we will be required to reduce or curtail operations.

As of December 31, 2020, the Company has an accumulated deficit of approximately $50,000,000. During the year ended December 31, 2020, the Company also experienced negative cash flows from operating activities of approximately $2,200,000. It appears these principal conditions or events, considered in the aggregate, indicate it is probable that the Company will be unable to meet its obligations as they become due within one year after the date the financial statements are issued. As such, there is substantial doubt about the entity’s ability to continue as a going concern.

F-13

The Company has identified factors that mitigate the probable conditions that have raised substantial doubt about the entity’s ability to continue as a going concern.  On January 15, 2021, the Company initiated a Private Offering (the “Offering”) of up to 40 Units ($2,000,000) with each Unit consisting of one $50,000 principal amount secured convertible debenture, convertible at $3.00 per share, and a Warrant to purchase 25,000 shares of the Company’s common stock at $3.00 per share.  The Secured Debentures carry interest at 12% and mature 24 months after issuance. The Warrants are exercisable six months after issuance and expire 24 months after issuance .  The Offering will be made on a continuous basis until March 31, 2021, which may be extended one-time by our Board of Directors until April 30, 2021 (the “Termination Date”), unless earlier terminated or canceled. There will be no closing of the Offering until a minimum of $500,000 is raised. After an initial closing is held, offers to purchase Units will be aggregated for subsequent closings to be held on a monthly basis until the maximum of $2,000,000 has been raised or until the Termination Date, whichever is earlier.  The Offering may be canceled by the Company at any time and will in any event be canceled if no closing has occurred before the Termination Date.  As of the date of this report the Company has received $1,100,000 of the Offering amount.

We will need additional funds beyond the money raised in this Offering, even if the maximum Offering is met.  As a result, we are planning on additional financings in the future.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2021. However, if the pandemic continues, it may have a adverse effect on the Company’s results of future operations, financial position, and liquidity in fiscal year 2021.

Management believes actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern; however, these plans are contingent upon actions to be performed by the Company and these conditions have not been met on or before December 31, 2020. Additionally, the COVID-19 outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown, which would impair the Company’s ability to raise needed funds to continue as a going concern. As such, substantial doubt about the entity’s ability to continue as a going concern was not alleviated as of December 31, 2020.

NOTE 3. ASSET PURCHASE

On June 5, 2020, the Company completed a transaction (the “Transaction”) with IDTEC subject to the terms and conditions of the APA and that was accounted for as an asset purchase. Pursuant to the APA, IDTEC provided personnel, experience, and access to funding to assist with the development of the SOBR device, as well as sold to us certain robotics assets, which our management believes are synergistic with our current assets, in exchange for 12,000,000 shares of our common stock after giving effect to the reverse stock split effected in connection with closing the Transaction. The closing of the Transaction was subject to several conditions precedent, primarily: (i) the Company had to be current in reporting requirements under the Securities Exchange Act of 1934, as amended, (ii) had to complete a reverse stock split of common stock such that approximately 8,000,000 shares were outstanding immediately prior to closing the transaction, (iii) could only have outstanding convertible instruments as set forth in the APA, (iv) authorized common stock had to be reduced to 100,000,000 shares, and (v) not have more than approximately $125,000 in current liabilities. Effective with the closing of the Transaction all of the closing conditions had been met, modified or waived by IDTEC, and the Company issued the 12,000,000 shares to IDTEC.

F-14

In advance of closing the Transaction, IDTEC and a few other affiliated parties voluntarily committed personnel and funds to the Company to assist with (i) general costs related to the Transaction, (ii) ongoing operating expenses and pay for further engineering and development work on the Company’s products and prototypes, (iii) protect, maintain and develop the Company’s products and intellectual property, (iv) hire, pay and retain the proposed management team, third party consultants and advisors for the Company following the consummation of the sale contemplated in the APA and, (v) take such further actions as are necessary to more quickly expand the Company’s business subsequent to the sale of the purchased assets. The parties agreed that the funds advanced directly to the Company’s vendors were voluntary and were not the obligation of the Company and the Company had no obligation to repay these funds in the event the transaction contemplated by the APA did not close. In the event the Transaction did close, then on the closing date, the Company would issue promissory notes for the aggregate amounts incurred, paid or advanced. As a result of closing the Transaction, the Company issued a convertible promissory note for all the funds spent or advanced by IDTEC prior to closing. This note totaled $1,485,189 (the “APA Note”), with simple interest at 10% per annum, due upon demand, and may be convertible into shares of common stock at $0.50 per share (after giving effect to the reverse stock split and subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share) at the discretion of the holder. The repayment of APA Note is secured by a first priority security lien or security interest in the patents, trademarks, tradenames, and other intellectual property of the Company.

At closing, some of the closing conditions under the APA were either waived and/or modified by the parties. In order to document those modifications and waivers, we entered into a Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement with IDTEC. One of the closing conditions that was the subject of the Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement was the requirement that the Company have under $125,000 in permitted liabilities (not including aged liabilities) after closing of the Transaction. At closing we had approximately $158,000 in non-permitted liabilities under the APA. As a result, the Company issued a Warrant to Purchase Common Stock to IDTEC (the “Warrant”), under which IDTEC will purchase up to 320,000 shares of our common stock (post-split) at an exercise price of $0.50 per share, if either (i) we are forced to pay a non-permitted liability, then we may force IDTEC to exercise the Warrant and pay the exercise price to pay the non-permitted liability, but only in an amount sufficient to pay the non-permitted liability, or (ii) if IDTEC otherwise elects to exercise the Warrant and acquire some or all of the shares underlying the Warrant. The Warrant expires five years after the date of issuance.

The Transaction recorded as an asset purchase was valued at $29,222,955, which consists of the market price as of June 5, 2020 of the Company’s 12,000,000 shares of common stock issued totaling $27,120,000, the funds spent by IDTEC and affiliates prior to closing of $1,407,051 and the fair value of the Warrant issued of $695,454.  In determining the fair value of the intangible assets, the Company considered, among other factors, the best use of acquired assets such as the analysis of historical financial performance of the products and estimates of future performance of the products and intellectual properties acquired. The  allocation to identifiable intangible assets required extensive use of financial information and management's best estimate of fair value.

The following summarizes the transaction closing with IDTEC on June 5, 2020:

Property and equipment	$47,725
Intangible assets	29,175,230
Total assets	$29,222,955

Net purchase (fair value of stock issued, warrants and notes payable)	$29,222,955

Subsequent to the Transaction closing, the Company evaluated the fair value of the assets acquired  based on market estimates for property and equipment and discounted net cash flow for the SOBR Safe intellectual technology. The present value of the discounted cash flow utilized a 75% discount, which included a 25% risk return premium, over an estimated five-year net revenue stream expected to be derived from the technology acquired. Based on the assessment of fair value, the Company recognized an asset impairment loss of $25,320,555 resulting from the APA during the year ended December 31, 2020. The impairment was due to the increase of the Company's stock price value. The stock price of the Company at closing of the Transaction was significantly higher than expected from the stock price of the Company when the Company signed the APA. The number of shares to be given to IDTEC as consideration for the Transaction would not get updated for any stock price changes.

F-15

NOTE 4. PREPAID EXPENSES

Prepaid expenses consist of the following:

	December 31, 2020	December 31, 2019
Insurance	$3,370	$-
Consulting services	111,860	7,343
Other prepaid expenses	-	1,711

Prepaid expenses	$115,230	$9,054

During 2020, the Company entered into two consulting agreements for marketing services. The Company has to issue a total of 87,500 of its common shares valued at $142,714 under the terms of the agreements.  As of December 31, 2020, the share value is included in common stock subscriptions payable as the shares had not been issued.  Stock- based compensation expense for the year ended December 31, 2020 includes approximately $33,000 for these service agreements.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2020
Robotics and testing equipment	$46,200
Office furniture and equipment	1,525
47,725
Accumulated depreciation	(7,340)
Net property and equipment disposed	(40,385)
Property and equipment, net	$0

Depreciation is computed on a straight-line basis over the assets estimated useful lives of three years. Depreciation for the years ended December 31, 2020 and 2019 was $7,340 and none, respectively.

NOTE 6. INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2020:

	Gross Carrying Amount	Accumulated Amortization	Net Intangible Asset	Amortization Period (in years)
SOBR Safe
Intellectual Technology	$3,854,675	$224,854	$3,629,821	10

Amortization expense for the years ended December 31, 2020 and 2019 was $224,854 and none, respectively.

Estimated future amortization expense for device technology intangible assets is as follows:

2021	2022	2023	2024	2025	Thereafter
$385,467	$385,467	$385,467	$385,467	$385,467	$1,702,486

F-16

NOTE 7. RELATED PARTY TRANSACTIONS

On December 3, 2014, Lanphere Law Group, a related party and shareholder, entered into an agreement with the Company to convert 50% of its outstanding accounts payable of $428,668 to a note payable. This note payable represents one half of the balance in the amount of $214,334 of legal fees and costs owed up until October 31, 2014. This agreement further provided that the remaining 50% of unpaid legal fees in accounts payable were to be paid and retained as a current payable. In addition, 50% of the legal fees and costs incurred beginning with the legal services provided to the Company on November 1, 2014 are to be converted on a monthly basis to common stock at a price of $0.09 per share until the accounts payable balance for legal fees is paid current. The Company has recorded to equity, a total related party gain connected to these conversions during the years ended December 31, 2020 and 2019 of none and $22,585, respectively. The Company converted the remaining payables to common stock through a separate agreement and there are no more payables to convert as of December 31, 2020.

On July 1, 2015, the Company amended the December 3, 2014 note payable agreement with Lanphere Law Group, which forgave $108,000 of the note payable’s principal balance. This debt forgiveness decreased the original principal balance on the note of $214,334 to a new principal balance of $106,335, and a related party gain of $108,000 was recorded to additional paid-in capital. This amendment also extended the note payable’s due date to December 2, 2015. The note was converted to common stock during the year ended December 31, 2020.

On March 8, 2017, Lanphere Law Group irrevocably elected to exercise warrants in order to acquire 969,601 shares of the Company’s common stock in exchange for an aggregate exercise price of $112,871, which was used for the deduction of $74,672 of principal and $38,199 of accrued interest related to the December 3, 2014 note payable agreement with Lanphere Law Group. The forgiveness of the note payable principal of $74,672 was recorded to equity and the $38,199 of related accrued interest was also recorded to equity. The principal balance of the note after the debt deduction was $31,662. On January 3, 2020, the note payable principal balance of $31,662 was converted to 9,520 common shares at a per share price of $3.326. As of December 31, 2020 and December 31, 2019, the principal balance of this note was none and $31,662, respectively. As of December 31, 2020 and December 31, 2019, the accrued interest on this note was none and $9,508, respectively.

Due to cash flow constraints, the Company experienced difficulty in compensating its directors for their service in their capacity as directors; therefore, such directors may receive stock options to purchase common shares as awarded by its Board of Directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with business related travel and attendance at meetings of its Board of Directors. The Company’s Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. On August 23, 2019, the Company entered into a Common Stock Purchase Agreement (the “Bennington SPA”) with Charles Bennington, one of the Company’s directors, under which the Company agreed to issue 420,926 shares of its common stock in exchange for Mr. Bennington forgiving $595,000 in accrued compensation and services due. The Company also recorded a related party gain on the conversion of executive compensation to common shares of $535,500 that was accounted for as additional paid-in capital. The common shares were issued on or about August 28, 2019 at a per-share purchase price of $1.4135 per share.

On August 23, 2019, the Company entered into a Debt Conversion and Common Stock Purchase Plan (the “Lanphere SPA”) with Michael Lanphere, a beneficial owner of the Company, under which the Company agreed to issue 643,438 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere under numerous promissory notes. Mr. Lanphere’s option to acquire the shares was under the terms of certain Loan Agreement with Promissory Note and Stock Fees agreements entered into with the Company and Mr. Lanphere. The amount of the debt reduction and, therefore the purchase price of the shares, was $96,303 which was used for the deduction of related party notes payable principal of $77,927 and accrued interest of $18,376. The Company recognized a related party gain of $5,350 and accounted for it as additional paid-in capital. The common shares were issued on or about August 28, 2019 at an effective conversion price of $0.1497 per share. After this exercise, Lanphere Law Group owned warrants to acquire an additional 454,097 shares of our common stock, which were subsequently exercised during 2020.

F-17

On August 23, 2019, the Company entered into a Debt Conversion and Common Stock Purchase Plan (the “Mishal SPA”) with Devadatt Mishal, one of the Company’s  former directors and current shareholder, under which the Company agreed to issue 394,901 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Mishal under numerous promissory notes. Mr. Mishal’s option to acquire the shares was under the terms of certain Loan Agreement with Promissory Note and Stock Fees agreements entered into with the Company and Mr. Mishal. The amount of the debt reduction and, therefore the purchase price of the shares, was $56,478 which was used for the deduction of related party notes payable principal of $45,000 and accrued interest of $11,478. The Company recognized a related party gain of $657 and accounted for it as additional paid-in capital. The common shares were issued on or about August 28, 2019 at an effective conversion price of $0.1430 per share. After this exercise, Devadatt Mishal owns no warrants to acquire additional shares of our common stock.

On August 23, 2019, the Company entered, into a Share Exchange Agreement (the “Lanphere SEA”) with Michael Lanphere, a beneficial owner of the Company under which the Company agreed to issue 156,537 shares of its common stock in exchange for 520,643 shares of the Company’s Series A Convertible Preferred Stock owned by Mr. Lanphere. The Series A Convertible Preferred Stock were exchanged for the Company’s common shares at a price of $3.326 per share. The fair value of the common shares was $22,127. Per ASC 470-50-40-2, debt modification and extinguishment transactions between related parties are in essence a capital contribution from a related party. As a result, rather than recording a gain on extinguishment of debt, the Company recorded $498,516 to additional paid-in capital.

On August 23, 2019, the Company entered into a Share Exchange Agreement (the “Justus SEA”) with Vernon Justus, a shareholder, under which the Company agreed to issue 260,954 shares of its common stock in exchange for 867,932 shares of the Company’s Series A Convertible Preferred Stock owned by Mr. Justus. The Series A Convertible Preferred Stock were exchanged for the Company’s common shares at a price of $3.326 per share. The fair value of the common shares was $36,887. Per ASC 470-50-40-2, debt modification and extinguishment transactions between related parties are in essence a capital contribution from a related party. As a result, rather than recording a gain on extinguishment of debt, the Company recorded $831,045 to additional paid-in capital.

The Company entered into a lease agreement with Lanphere Law Group, a related party and shareholder, whereas the Company was the tenant and paying monthly rent of $4,100. The term of this operating lease ran from July 1, 2015 to June 30, 2019. From July 1, 2019 through December 31, 2019, the Company leased the same office space on a month to month basis. Rent expense, including CAM charges, for the years ended December 31, 2020 and 2019 of none and $39,315, respectively, was accounted for as general and administrative expense.

On October 25, 2019, the Company granted Charles Bennington, one of the Company’s directors, an option to acquire 24,053 shares of the Company’s common stock under the Company’s 2019 Equity Incentive Plan. The stock option has an exercise price of $0.2635, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with option vesting quarterly over a one-year period commencing January 1, 2020. The stock option has a five-year term. The issuance of the stock option was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact Mr. Bennington is one of the Company’s  directors, is a sophisticated investor and familiar with our operations.  None of Mr. Bennington’s common stock options vested, and therefore none were expensed during the year ended December 31, 2019. For the year ended December 31, 2020, stock option expense for the options vested was $4,592.  No vested options were exercised as of December 31, 2020.

On October 25, 2019, the Company granted Nick Noceti, the Company’s former Chief Financial Officer, an option to acquire 24,053 shares of our common stock under our 2019 Equity Incentive Plan. The stock option has an exercise price of $0.2635, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with option vesting quarterly over a two-year period commencing January 1, 2020. The stock option has a five-year term. The issuance of the stock option was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact Mr. Noceti was at that time the Company’s Chief Financial Officer, is a sophisticated investor and familiar with our operations. None of Mr. Noceti’s common stock options vested, and therefore none were expensed during the year ended December 31, 2019.  For the year ended December 31, 2020, stock option expense for the options vested was $2,271.  No vested options were exercised as of December 31, 2020.

F-18

On October 25, 2019, the Company granted Gary Graham, one of the Company’s former directors and current beneficial owner of the Company, an option to acquire 24,053 shares of our common stock under our 2019 Equity Incentive Plan. The stock option has an exercise price of $0.2635, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with option vesting quarterly over a one-year period commencing January 1, 2020. The stock option has a five-year term. The issuance of the stock option was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact Mr. Graham had been consulting with the Company for more than one year at the time of grant, is a sophisticated investor and familiar with our operations. None of Mr. Graham’s common stock options vested, and therefore none were expensed during the year ended December 31, 2019.  For the year ended December 31, 2020, stock option expense for the options vested was $4,592.  No vested options were exercised as of December 31, 2020.

On October 25, 2019, the Company entered into an Employment Agreement with Mr. Kevin Moore to serve as the Company’s Chief Executive Officer (the “Moore Agreement”). Under the terms of the Moore Agreement, Mr. Moore will perform services for the Company that are customary and usual for a chief executive officer of a company, in exchange for: (i) 24,053 shares of our common stock per month until the IDTEC Transaction closes, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) incentive stock options under the Company’s 2019 Equity Compensation Plan to acquire 1,058,329 shares of our common stock, at an exercise price of $0.2635, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 29,398 shares during the three-year term of the Moore Agreement. The stock options have a ten-year term. 58,796 of these common stock option shares, valued at $14,080, were vested and expensed at December 31, 2019. No shares have been issued to Mr. Moore as of December 31, 2019.   For the year ended December 31, 2020, stock option expense for the 352,776 options vested was $79,557.  No vested options were exercised as of December 31, 2020.

On October 25, 2019, the Company entered into an Employment Agreement with Mr. David Gandini to serve as the Company’s Chief Revenue Officer (the “Gandini Agreement”). Under the terms of the Gandini Agreement, Mr. Gandini will perform services for the Company that are customary and usual for a chief revenue officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) incentive stock options under our 2019 Equity Compensation Plan to acquire 721,588 shares of our common stock, at an exercise price of $0.2635, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 20,044 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 240,530 additional option shares (the “Pre-Vesting Option Shares”) to vest as follows: (i) 200,439 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019 to vest on November 1, 2019; and (ii) the remaining 40,091 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten-year term. The Company will be issuing Mr. Gandini a stock option agreement for the options he was issued under the Gandini Agreement. 240,530 of these common stock option shares, valued at $57,574, were vested and expensed at December 31, 2019. No shares have been issued to Mr. Gandini as of December 31, 2019.  For the year ended December 31, 2020, stock option expense for the 240,530 options vested was $54,720.  No vested options were exercised as of December 31, 2020.

On January 3, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Michael Lanphere, a beneficial owner of the Company, under which he agreed to exercise warrants and the Company agreed to issue 454,097 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere under two promissory notes. Mr. Lanphere’s option to acquire the shares was under the terms of certain Loan Agreement with Promissory Note and Stock Fees agreements entered into with the Company and Mr. Lanphere on April 17, 2019 and July 17, 2019. The amount of the debt reduction, and therefore the purchase price of the shares, was approximately $66,000 which was used for the deduction of related party notes payable principal of  approximately $66,000. 180,397 common shares were issued on January 3, 2020 at an effective conversion price of $0.133 and 273,700 common shares were issued on January 3, 2020 at an effective conversion price of $0.153. After this exercise, Lanphere Law Group owns no warrants for shares of our common stock.

On January 3, 2020, the Company entered into another Debt Conversion and Common Stock Purchase Plan with Michael Lanphere, under which the Company agreed to issue 63,225 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere under numerous other remaining promissory notes. The amount of the debt reduction, and therefore the purchase price of the shares, was $210,285 which was used for the deduction of related party notes payable principal of $169,606 and accrued interest of $40,679. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $52,000 and accounted for it as additional paid-in capital. The common shares were issued on January 3, 2020 at an effective conversion price of $3.326 per share.

F-19

On January 3, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Vernon Justus, a shareholder, under which the Company agreed to issue 84,963 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Justus under a promissory note. The amount of the debt reduction, and therefore the purchase price of the shares, was $282,588 which was used for the deduction of a related party note payable principal of $180,001 and accrued interest of $102,587. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $70,000 and accounted for it as additional paid-in capital. The common shares were issued on January 3, 2020 at an effective conversion price of $3.326 per share.

On January 16, 2020, the Company entered into a Accounts Payable Conversion and Common Stock Purchase Plan with Michael Lanphere, under which the Company agreed to issue 214,883 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Lanphere for unpaid legal bills. The amount of the debt reduction, and therefore the purchase price of the shares, was $714,700 which was used for the deduction of related party payables of $714,700. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $222,000 and accounted for it as additional paid-in capital. The common shares were issued on January 16, 2020 at an effective conversion price of $3.326 per share.

On January 30, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Devadatt Mishal, one of the Company’s former directors and current shareholder, under which the Company agreed to issue 499,965 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Mishal under numerous promissory notes. The amount of the debt reduction, and therefore the purchase price of the shares, was $456,641 which was used for the deduction of related party notes payable principal of $270,300 and accrued interest of $186,341. The Company also recorded a loss on related party debt extinguishment of approximately $144,000. The common shares were issued on January 30, 2020 at an effective conversion price of $0.91465 per share.

On March 23, 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with Prakash Gadgil, one of the Company’s former directors and current shareholder, under which the Company agreed to issue 586 shares of its common stock in exchange for a reduction in the amounts owed to Mr. Gadgil under a promissory note. The amount of the debt reduction, and therefore the purchase price of the shares, was $1,950 which was used for the deduction of a related party note payable principal of $1,950. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $1,000 and accounted for it as additional paid-in capital. The common shares were issued on March 23, 2020 at an effective conversion price of $3.326 per share.

On April 6, 2020, the Company agreed with Nick Noceti, the Company’s former Chief Financial Officer, to issue 38,437 shares of its common stock in exchange for amounts due for accounting fees. The amount of the debt reduction, and therefore the purchase price of the shares, was $127,840 which was used for the deduction of a related party accounts payable of $127,480. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $49,000 and accounted for it as additional paid-in capital. The common shares were issued on April 4, 2020 at an effective conversion price of $3.326 per share.

On April 7, 2020, the Company agreed with Charles Bennington, one of the Company’s  directors, to issue 6,831 shares of its common stock in exchange for amounts due for Board of Director fees. The amount of the debt reduction, and therefore the purchase price of the shares, was $9,656 which was used for the deduction of a related party accounts payable of $9,656. Based on the fair value of the shares issued, the Company recognized a related party gain of approximately $2,000 and accounted for it as additional paid-in capital. The common shares were issued on April 7, 2020 at an effective conversion price of $1.41 per share.

F-20

NOTE 8. NOTES PAYABLE

RELATED PARTIES

Related party notes payable consist of the following:

	December 31, 2020	December 31, 2019

Convertible Notes Payable	$-	$161,000
Conventional Non-Convertible Notes Payable	11,810	328,423
Notes Payable with Detached Free-standing Warrants	-	280,119
Unamortized Discount	-	(8,656)
Net Related Party Notes Payable	$11,810	$760,886

Total interest expense for related party notes was $98,313 and $91,845 for the years ended December 31, 2020 and 2019, respectively.

Related Party Convertible Notes Payable

The Company has none and seven convertible notes payable to related parties that have a principal balance of none and $161,000 as of December 31, 2020 and December 31, 2019, respectively. These notes carried interest rates ranging from 7% to 10%. These notes carried  fixed and variable conversion prices per share. The Company evaluated these convertible notes payable for embedded  and beneficial conversion features. The Company determined that there were both derivative embedded conversion features and beneficial conversion features to record. The conversion features were either fully amortized upon grant or over the life of the convertible notes payable.  The Company evaluated these convertible notes and determined that its embedded conversion feature carried a debt discount that should be fully amortized upon grant. The Company fully amortized this debt discount and recorded it as amortization of debt discount – interest expense in the amount of $64,800 for the year end December 31, 2019.

During 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with a related party, under which the Company agreed to issue approximately 157,000 shares of its common stock in exchange for a reduction of four convertible notes payable to related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $143,119 which was used for the deduction of related party convertible notes payable principal of $91,000 and accrued interest of $52,119.

On June 5, 2020 the Company issued the convertible APA Note to a related party with a principal balance of  $1,485,189, which included the $70,000 balance of three convertible notes payable to related parties and related accrued interest of $7,689 outstanding at December 31, 2019.  The note includes simple interest at 10% per annum, due upon demand, and may be convertible into shares of common stock at $0.50 per share (after giving effect to the reverse stock split and subject to anti-dilution protection against any future securities we may issue at an effective price of less than $0.50 per share) at the discretion of the holder.  The Company evaluated the convertible note payable for derivative embedded and beneficial  conversion features. The Company determined that there was a  beneficial conversion feature to record. During the year ended December 31, 2020, beneficial conversion feature amortization expense related to this related party convertible note payable of $1,407,675 was accounted for as amortization of interest - beneficial conversion feature expense in the consolidated statements of operations.  On November 15, 2020, the related party holder elected to convert the note principal and accrued interest balance of $1,551,514 into 3,103,028 of shares of common stock.

F-21

Related Party Non-convertible Notes Payable

The Company has one and nine non-convertible notes payable to related parties that have a principal balance of $11,810 and $328,423 as of December 31, 2020 and December 31, 2019, respectively. These notes carry interest rates ranging from 0% to 10%.  The outstanding note payable as of December 31, 2020 had a due date of December 31, 2012  and is currently in default.

During 2020, the Company entered into Debt Conversion and Common Stock Purchase Plans with four related parties, under which the Company agreed to issue approximately 343,000 shares of its common stock in exchange for a reduction of eight non-convertible notes payable to related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $549,311 which was used for the reduction of related party non-convertible notes payable principal of $316,613 and accrued interest of $232,698.

Related Party Notes Payable with Warrants

The Company has none and twenty-four notes payable with detached free-standing warrants to related parties that have a principal balance of none and $280,119 as of December 31, 2020 and December 31, 2019, respectively. These notes carried interest rates ranging from 7% to 10%. The exercise price for each note payable with detached free-standing warrant ranged from $0.1330 - $0.1530. As of December 31, 2019, these notes carried outstanding detached free-standing warrants of 454,097. The unamortized discount related to these stock warrants at December 31, 2020 and December 31, 2019 is none and $8,656, respectively. During the years ended December 31, 2020 and 2019, stock warrants amortization expense recorded as interest expense related to these stock warrants was $8,656 and $37,072, respectively. The relative fair market value of the related stock warrants granted during the years ended December 31, 2020 and 2019 was none and $38,998, respectively.

During 2020, the Company entered into Debt Conversion and Common Stock Purchase Plans with two related parties, under which the Company agreed to issue approximately 602,000 shares of its common stock in exchange for a reduction of 24 notes payable with detached free-standing warrants to related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $320,858 which was used for the deduction of related party notes payable with detached free-standing warrants principal of $280,119 and accrued interest of $40,739.

NON- RELATED PARTIES

Non- related party notes payable consist of the following:

	December 31, 2020	December 31, 2019

Convertible Notes Payable	$56,683	$143,136
Conventional Non-Convertible Notes Payable	42,500	21,438
Notes Payable with Detached Free-standing Warrants	5,000	5,000

Net Non-Related Party Notes Payable	$104,183	$169,574

Total interest expense for non-related party notes was $17,415 and $56,546 for the years ended December 31, 2020 and 2019, respectively.

F-22

Convertible Notes Payable

The Company has three and fifteen convertible notes payable to non-related parties that have a principal balance of $56,683 and $143,136 as of December 31, 2020 and December 31, 2019, respectively. These notes carry interest rates ranging from 5% - 30% and have due dates ranging from 2/08/2012 – 3/06/2022. Two of the three notes  as of December 31, 2020 are in default. These notes carry conversion prices ranging from $0.0565- $10.7619 per share.  The Company evaluated these convertible notes payable for derivative embedded  and beneficial conversion features. The Company determined that there were beneficial conversion features to record. The conversion features were either fully amortized upon grant or over the life of the convertible notes payable. The conversion features were fully amortized as of December 31, 2020 and 2019.  During the years ended December 31, 2020 and 2019, beneficial conversion feature amortization expense related to these convertible notes payable of none and $5,920, respectively, was accounted for as amortization of interest - beneficial conversion feature expense in the  consolidated statements of operations.

During 2020, the Company entered into Debt Conversion and Common Stock Purchase Plans with six non-related parties, under which the Company agreed to issue 50,135 shares of its common stock in exchange for a reduction of eleven convertible notes payable to non-related parties. The amount of the debt reduction, and therefore the purchase price of the shares, was $166,750 which was used for the deduction of non-related party convertible notes payable principal of $83,953 and accrued interest of $82,797. The Company recorded a non-related party gain on loan extinguishment  of approximately $103,000.

During 2020, the Company also entered into a non-related party convertible note payable agreement to convert a high interest rate convertible non-related party note payable with a principal balance of $25,000 and accrued interest due of $22,500 to a non-related party convertible note payable of $47,500 that accrues interest at 5%. The note conversion rate is $2 per common share. The Company recorded a loss on non-related party debt extinguishment of $11,697.

During 2020, the holder of a $25,000 convertible promissory note with interest at 30% and accrued interest of $61,875 replaced the carrying amount of the note and its conversion features with a new non-convertible note totaling $25,000 that bears interest at 5%. The Company recorded a gain on non-related party debt extinguishment of $61,875.

Non-convertible Notes Payable

The Company has three non-convertible notes payable to non-related parties that have a principal balance of $42,500 and $21,438 as of December 31, 2020 and December 31, 2019, respectively. These notes carry interest rates ranging from  5% - 18% and have due dates ranging from 1/31/2013 - 6/09/2022. Two of the three notes  as of December 31, 2020 are in default.

During 2020, the Company entered into a Debt Conversion and Common Stock Purchase Plan with a non-related party, under which the Company agreed to issue 20,313 shares of its common stock in exchange for a reduction of a non-convertible non-related party note payable. The amount of the debt reduction, and therefore the purchase price of the shares, was $67,561 which was used for the deduction of non-related party non-convertible notes payable principal of $3,938 and accrued interest of $63,623. The Company recorded a non-related party gain on loan extinguishment  of approximately $14,000.

On May 12, 2020, the Company received proceeds of $41,665 from a commercial bank under the SBA Payroll Protection Loan Program. The loan requires interest at 1% and 18 monthly payments of principal and interest beginning December 5, 2020. Provisions of the SBA Payroll Protection Loan Program allow for portions or all the loan balance to be forgiven should certain criteria be met.  On December 7, 2020 the Company was notified that the principal balance and accrued interest of $242 was forgiven, and thus the Company  recorded a gain on loan extinguishment of approximately $42,000.

Notes Payable with Warrants

The Company has one note payable with detached free-standing warrants to a non-related party that has a principal balance of $5,000 and $5,000 as of December 31, 2020 and December 31, 2019, respectively. This note carries an interest rate of 10% and had a due date of 9/11/2014. This note is currently in default The detached free-standing warrants for this note payable were not exercised by the note holder and expired on May 16, 2019. There was no unamortized discount related to these stock warrants as of  December 31, 2020 and December 31, 2019, and no stock warrant amortization expense was recorded to interest expense during the years ended December 31, 2020 and 2019.

F-23

NOTE 9.  DERIVATIVE LIABILITY

 In 2019, the Company borrowed $ 70,000 under convertible promissory notes agreement from an unrelated party that are due upon demand.  The notes bear interest at a rate of 10% per annum and are convertible into the Company’s common shares at a variable conversion price based on a 50% discount of the market price at an undetermined future date. The Company analyzed the conversion features of the note agreement for derivative accounting consideration under ASU 2017-11 (ASC 815-15, Derivatives and Hedging), and determined the embedded conversion features should be classified as a derivative because the exercise price of the convertible note is subject to a variable conversion rate and should therefore be accounted for at fair value under ASC 820, Fair Value Measurements and Disclosures, and ASC 825, Financial Instruments. In accordance with ASC 815-15, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The embedded derivative for the notes were carried on the Company’s balance sheet at fair value. The derivative liability was marked to market each measurement period and any unrealized change in fair value is recorded as a component of the statement of operations and the associated fair value carrying amount on the balance sheet was adjusted by the change. The Company fair valued the embedded derivatives using a Monte Carlo simulation model based on the following assumptions: (1) expected volatility of 180%, (2) risk-free interest rate of 0.13%, and (3) expected life from 1 month to 1 year. On March 1, 2019, the date of the first note, the fair value of the embedded derivative was $28,000. On May 3, 2019, the date of the second note, the fair value of the embedded derivative was $28,100. On October 26, 2019, the date of the third note, the fair value of the embedded derivative was $8,700. The notes carried an embedded conversion feature of $64,800 that was fully amortized to interest expense during the year ended December 31, 2019. The notes were not converted and deemed paid in full at the closing of the Transaction on June 5, 2020. The principal amounts of these notes were settled and transferred to the APA Note and a loss on debt extinguishment of $273,462 was recognized during the year ended December 31, 2020.  The fair value of the embedded derivative recorded on the balance sheet as a liability was none and $60,650 at December 31, 2020 and December 31, 2019, respectively. Utilizing level 3 inputs, the Company recorded a fair market value gain of $60,650 and $4,150 for the years ended December 31, 2020 and 2019, respectively.

A summary of the activity of the derivative liability is shown below:

Balance at December 31, 2019	$60,650
Fair market value adjustments (including settlements)	(60,650)
Balance at December 31, 2020	$0

NOTE 10. COMMON STOCK

The Company’s common stock transactions for the year ended December 31, 2019 consists of the following:

1,065,982 shares were issued to non-related parties for $39,000 in cash.

420,926 shares were issued for the conversion of $595,500 of accrued executive compensation owed to a related party at $0.0143 per share.  A related party gain of $535,500 was recorded as additional paid-in capital.

1,038,339 shares were issued for the conversion of $152,781 of related party debt from $0.1430 to $0.1497 per share.  1,038,339 stock warrants were settled along with the related party debt.

F-24

417,491 shares were issued to related parties in exchange for 1,388,575 shares of the Company’s Series A Convertible Preferred Stock at $3.326 per share.  A related party gain of $1,329,561 was recorded as additional paid-in capital.

The Company’s common stock transactions for the year ended December 31, 2020 consists of the following:

1,025 shares were issued at $20.29 per share to a non-related party as compensation for services provided.

72,159 shares were issued for services provided under an Employment Agreement with Kevin Moore dated October 25, 2019.

454,097 shares were issued for the conversion of $65,728 of related parties’ debt from $0.1530 to $0.13304 per share pursuant to terms of the convertible promissory notes. 454,097 stock warrants were settled along with the related party debt.

12,000,000 shares were issued to complete the Transaction with IDTEC that was accounted for as an asset purchase.   The shares were issued at a value of $27,120,000.

159,395 shares were issued to non-related parties for the conversion of approximately $266,000 of accounts payable and accrued expenses from $0.5821 to $3.326 per share.  The Company recorded a net gain of approximately $62,000 resulting from the stock issuance.

260,150 shares were issued to related parties for the conversion of $852,196 of related party payables from $1.115 to $3.326 per share.  A related party gain of $272,299 was recorded as additional paid-in capital.

648,739 shares were issued to related parties for the conversion of $622,004 of debt from $0.9146 to $3.326 per share.  The Company recorded $143,660 of loss on debt extinguishment  and a related party gain of $124,291 was recorded as additional paid in-capital as a result of the stock issuance.

70,448 shares were issued to non-related parties for the conversion of $65,391 of debt  at $3.326 per share.  The Company recorded $41,665 of loss resulting from the stock issuance.

3,103,028 shares were issued to a related party for the conversion of $1,551,514 of debt under the terms of a convertible promissory note. The note converted at $0.50 per share.

2,700,000 shares were issued to a related party under the terms governing the shares of Series A-1 Convertible Preferred Stock.  In addition, as a result of the conversion of the Series A-1 Convertible Preferred Stock we owed  accrued dividends totaling $107,880, which we could pay in cash or in shares of our common stock based on the price of common stock on the applicable dividend dates.  Our management and Board of Directors elected to pay the accrued dividends in shares of common stock.  Based on the price of the common stock on the applicable dividend dates, we owed 43,169 shares of common stock in full satisfaction of the accrued dividends.  As of  December 31, 2020, 43,169 shares were recorded in common stock subscriptions payable and were issued on January 6, 2021.

NOTE 11. PREFERRED STOCK

On November 20, 2015, the Company’s Board of Directors authorized a class of stock designated as preferred stock with a par value of $0.00001 per share comprising 25,000,000 shares, 3,000,000 shares of which were classified as Series A Convertible Preferred Stock. In each calendar year, the holders of the Series A Convertible Preferred Stock are entitled to receive, when, as and if, declared by the Board of Directors, out of any funds and assets of the Company legally available, non-cumulative dividends, in an amount equal to any dividends or other Distribution on the common stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid and no distribution shall be made with respect to the common stock unless dividends shall have been paid or declared and set apart for payment to the holders of the Series A Convertible Preferred Stock simultaneously. Dividends on the Series A Convertible Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Convertible Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on the Series A Convertible Preferred Stock, except for such rights or interest that may arise as a result of the Company paying a dividend or making a distribution on the common stock in violation of the terms. The holders of each share of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or Distribution (or any setting part of any payment or Distribution) of any Available Funds and Assets on any shares of common stock, and equal in preference to any payment or Distribution (or any setting part of any payment or Distribution)  of any Available Funds and Assets on any shares of any other series of preferred stock that have liquidation preference, an amount per share equal to the Original Issue Price of the Series A Convertible Preferred Stock plus all declared but unpaid dividends on the Series A Convertible Preferred Stock. A reorganization, or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed a liquidation, dissolution, or winding up of the Company. Shares of the Series A Convertible Preferred Stock are convertible at a 35% discount rate to the average closing price per share of the Company’s common stock (either as listed on a national exchange or as quoted over-the-market) for the last 15 trading days immediately prior to conversion.  However, no conversions of the Series A Convertible Preferred Stock to shares of common stock can occur unless the average closing price per share of the Corporation’s common stock (either as listed on a national exchange or as quoted over-the-market) for the last  15 trading days immediately prior to conversion is at least $1.67. The shares of Series A Convertible Preferred Stock vote on a one for one basis. The right of conversion is limited by the fact the holder of the Series A Convertible Preferred Stock may not convert if such conversion would cause the holder to beneficially own more than 4.9% of the Company’s common stock after giving effect to such conversion.

F-25

On August 8, 2019, the Company entered into an 8% Series A-1 Convertible Preferred Stock Investment Agreement (the “Investment Agreement”) with First Capital Ventures, LLC (“FCV”), an entity controlled by a beneficial owner of the Company, and its assignee. The Company desired to raise between $1,000,000 and $2,000,000 from the sale of its 8% Series A-1 Convertible Preferred Stock and FCV intends to raise between $1,000,000 and $2,000,000 (net after offering expenses) in a special purchase vehicle (“SPV”) created by FCV to purchase the 8% Series A-1 Convertible Preferred Stock. The Company granted FCV and its assigns, the exclusive right to purchase the 8% Series A-1 Convertible Preferred Stock. The Company also agreed to cancel all shares of its previously issued and outstanding Series A Convertible Preferred Stock immediately following the closing date. The Company further agreed to issue FCV a three-year stock warrant to purchase 144,317 shares of its common stock at an exercise price of $1.039375 per share immediately following the closing date, which was valued at $122,889 and expensed upon grant for services provided. The Company agreed to enter into a “business development” agreement with FCV, or its assignee, on the sale of the first $1,000,000 of 8% Series A-1 Convertible Preferred Stock and also granted FCV and its assigns, the right to use the name “SOBR SAFE” and any related intellectual property in connection with the SPV, and the offering of the Interests in the SPV.

In accordance with the August 8, 2019 Investment Agreement with FCV, on December 9, 2019, the Company’s Board of Directors created a class of preferred stock designated as 8% Series A-1 Convertible Preferred Stock comprising of 2,000,000 shares. During 2020, the authorized shares were increased to 2,700,000 shares.  The rights and preferences of the 8% Series A-1 Convertible Preferred Stock are as follows: (a) dividend rights of 8% per annum based on the original issuance price of $1 per share, (b) liquidation preference over the Company’s common stock, (c) conversion rights into shares of the Company’s common stock at $1 per share (not to be affected by any reverse stock split in connection with the Asset Purchase Agreement with IDTEC), (d) redemption rights such that we have the right, upon 30 days written notice, at any time after one year from the date of issuance, to redeem all or part of the Series A-1 Convertible Preferred Stock for 150% of the original issuance price, (e) no call rights by the Company, and (f) each share of Series A-1 Convertible Preferred Stock will vote on an “as converted” basis.

On August 23, 2019, the Company entered into a Share Exchange Agreement (the “Lanphere” SEA) with Michael Lanphere, a beneficial owner of the Company, under which the Company agreed to issue 156,537 shares of its common stock in exchange for 520,643 shares of the Company’s Series A Convertible Preferred Stock owned by Mr. Lanphere. The Series A Convertible Preferred Stock were exchanged for the Company’s common shares at a price of $3.326 per share and were issued on or about August 28, 2019. The fair value of the common shares was $22,127. Per ASC 470-50-40-2, debt modification and extinguishment transactions between related parties are in essence a capital contribution from a related party. As a result, rather than recording a gain on extinguishment of debt, the Company recorded $498,516 to additional paid-in capital.

On August 23, 2019, the Company entered into a Share Exchange Agreement (the “Justus” SEA) with Vernon Justus, a shareholder, under which the Company agreed to issue 260,954 shares of its common stock in exchange for 867,932 shares of the Company’s Series A Convertible Preferred Stock owned by Mr. Justus. The Series A Convertible Preferred Stock were exchanged for the Company’s common shares at a price of $3.326 per share and were issued on or about August 28, 2019. The fair value of the common shares was $36,887. Per ASC 470-50-40-2, debt modification and extinguishment transactions between related parties are in essence a capital contribution from a related party. As a result, rather than recording a gain on extinguishment of debt, the Company recorded $831,045 to additional paid-in capital.

F-26

On December 12, 2019, the Company entered into a Series A-1 Preferred Stock Purchase Agreement (the “SPA”) with SOBR SAFE, LLC (“SOBR SAFE”), a Delaware limited liability company and an entity controlled by a beneficial owner of the Company, under which SOBR SAFE agreed to acquire 1,000,000 shares of our Series A-1 Convertible Preferred Stock  in exchange for $1,000,000 (the “Purchase Price”). The Company received the Purchase Price on December 12, 2019.

On May 7, 2020, the Company amended a Convertible Preferred Stock Investment Agreement  granting the exclusive right to SOBR SAFE to purchase up to 2,700,000 shares.

On July 2, 2020, the Company executed Amendment No. 2 to the Stock Investment Agreement which provides that the full amount of each dividend due on a dividend payment date, even if not declared, shall be paid to any holder regardless of the date on which the holder acquired the stock.

On December 7, 2020, we sent a Notice of Automatic Conversion and Calculation of Dividend Shares to SOBR SAFE notifying them that under the terms governing the shares of Series A-1 Convertible Preferred Stock the 2,700,000 shares of Series A-1 Convertible Preferred Stock owned by SOBR SAFE automatically converted into 2,700,000 shares of our common stock.  In addition, as a result of the conversion of the Series A-1 Convertible Preferred Stock we owed SOBR SAFE accrued dividends totaling $107,880, which we could pay in cash or in shares of our common stock based on the price of common stock on the applicable dividend dates.  Our management and Board of Directors elected to pay SOBR SAFE the accrued dividends in shares of our common stock.

NOTE 12.  STOCK SUBSCRIPTIONS PAYABLE

The Company has stock subscriptions payable of $253,688 payable with 147,587 of its common shares of which  $111,024 is payable to related parties with 60,087 of its common shares as of December 31, 2020 and $79,624 payable to related parties with 60,087 of its common stock at December 31, 2019.   The Company recorded a related party gain of none and $39,992 related to the outstanding stock subscriptions payable during the years ended December 31, 2020 and 2019, respectively.

The Company had no preferred stock subscriptions payable as of December 31, 2020.  The Company has preferred stock subscriptions payable due to a related party of $1,000,000 convertible into 1,000,000 of its 8% Series A-1 Convertible Preferred shares as of December 31, 2019.

NOTE 13.  STOCK WARRANTS AND STOCK OPTIONS

Stock Warrants

The Company accounts for employee stock options and non-employee stock warrants under ASC 718 and ASC 505, whereby option costs are recorded based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable, utilizing the Black-Scholes pricing model. Unless otherwise provided for, the Company covers option exercises by issuing new shares.

F-27

Beginning on December 12, 2012, Michael A. Lanphere, a related party and non-employee, loaned the Company money for a variety of purposes, some for working capital and some to allow the Company to pay outstanding obligations. Each of these loans were made pursuant to the terms of a Loan Agreement with Promissory Note and Stock Fee (the “Agreements”). Under the terms of the Agreements, Mr. Lanphere was not only entitled to repayment of the principal amount loaned to us, with interest, but also what was termed in the Agreements as a “Stock Fee” that the parties are interpreting as a stock warrant, which permits Mr. Lanphere to acquire shares of our common stock in exchange for an exercise price that was estimated based on the date of the loan agreement. The number of shares to be issued to Mr. Lanphere as a Stock Fee under each Agreement was an estimate and varied based on the loan amount and the price of our common stock on the day of the loan and was calculated by this formula:  60% or 80% of the loan amount divided by the Company’s stock price on the day of the loan, but at a price per share no higher than ($0.025). Each Stock Fee is fully vested immediately and expires  5 years from the date of the loan. Although the Stock Fee could be taken by Mr. Lanphere as a stock grant or a stock warrant, due to the fully vested nature of the Stock Fee, Mr. Lanphere is deemed to beneficially own those shares on the date of each Agreement. After the Company entered into a Debt Conversion and Common Stock Purchase Plan with Mr. Lanphere dated January 3, 2020, Mr. Lanphere agreed to exercise his stock warrants and the Company agreed to convert and issue 454,097 shares of its common stock to reduce a notes payable principal balance consisting of two notes in the amount of $65,875. The Company did not record a loss on debt extinguishment for this conversion pursuant to ASC 470-20-40-4 that states that upon conversion in accordance with its original terms, the carrying amount of the convertible debt without a beneficial conversion feature, including any unamortized premium or discount, is credited to the capital accounts and no gain or loss should be recognized. Mr. Lanphere owns no more warrants to shares of our common stock. The number of warrants outstanding to Mr. Lanphere at December 31, 2020 and December 31, 2019 were none and 454,097, respectively.

On August 8, 2019, the Company entered into an 8% Series A-1 Convertible Preferred Stock Investment agreement with First Capital Ventures, LLC (“FCV”), an entity controlled by a beneficial owner of the Company. FCV set up a special purpose vehicle (“SPV”) or SOBR SAFE, LLC, an entity controlled by a beneficial owner of the Company,  that purchased 1,000,000 of the 8% Series A-1 Convertible Preferred Shares at $1.00 per share on December 12, 2019. Upon purchase, the Company issued the SPV through FCV a three-year warrant to purchase 144,317 shares of the Company’s common stock at an exercise price of $1.039375 per share. The number of warrants outstanding to the SPV through FCV at December 31, 2020 and December 31, 2019 are 144,317 and 144,317, respectively.

On May 4,2020, the Company entered into an agreement with a vendor to provide investor relations services.  Under the terms of the agreement, we issued warrants to purchase up to 120,000 shares of our common stock at an exercise price of $2.00 per share.  The warrants expire five years after the date of issuance.  Approximately $220,000 of expense was recognized for the warrants issued for the services provide by the vendor.

On June 5, 2020, upon closing of the Transaction, the Company entered into a Waiver Under Asset Purchase Agreement and Post-Closing Covenant Agreement under which we issued warrants to IDTEC to purchase up to 320,000 shares of our common stock (post-split) at an exercise price of $0.50 per share. The warrants expire five years after the date of issuance, (see Note 3).

The total outstanding balance of all non-employee stock warrants in the Company is 584,317 and 598,414 at December 31, 2020 and December 31 2019, respectively. There were 440,000 non-employee detached free-standing stock warrants granted during the year ended December 31, 2020 and 916,579 non-employee detached free-standing stock warrants granted during the year ended December 31, 2019. The fair value of these non-employee stock warrants granted during the years ended December 31, 2020 and 2019 totaled $915,124 and $160,544, respectively, and were determined using the Black-Scholes option pricing model based on the following assumptions:

	Dec. 31, 2020	Dec. 31, 2019
Exercise Price	$0.50-$2.00	$0.1330-$1.0394
Dividend Yield	0%	0%
Volatility	153%-154%	134% - 167%
Risk-free Interest Rate	0.19%- 0.29%	1.69% – 2.40%
Life of Warrants	5 Years	.038-5 Years

F-28

The following table summarizes the changes in the Company’s outstanding warrants during the years ended December 31, 2020 and 2019:

	Warrants Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2018	721,678	$0.1397 - 0.6319	3.45 Years	$0.1929	$-
Warrants Granted	916,579	$0.06 - 0.2062	3.97 Years	$0.2860	$2,022,912
Warrants Exercised	(1,038,339)	$0.1430 - 0.1497		$0.1463
Warrants Expired	(1,504)	$0.6319		$0.6319
Balance at December 31, 2019	598,414	$.13304 - 1.039375	3.97 Years	$0.3592	$1,276,870

	Warrants Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2019	598,414	$0.13304 – 1.039375	3.97 Years	$0.3592	$1,276,870
Warrants Granted	440,000	$0.50-2.00	4.41 Years	$0.9091	$898,000
Warrants Exercised	(454,097)	$0.13304 - 0.15299		$0.1451
Warrants Expired	-
Balance at December 31, 2020	584,317	$0.50 – 2.00	3.80 Years	$0.9413	$1,173,737

F-29

Stock Options

On October 24, 2019, the Company’s 2019 Equity Incentive Plan went effective. The plan was approved by the Company’s Board of Directors and the holders of a majority of the Company’s voting stock on September 9, 2019. The plan’s number of authorized shares is 3,848,467. As of  December 31, 2020 and December 31, 2019, the Company has granted stock options to acquire 2,521,922 and 2,285,028 shares of common stock under the plan, respectively. As of December 31, 2020, the plan has1,202,168 vested shares and1,319,753 non-vested shares. As of December 31, 2019, the plan had 539,847 vested shares and 1,745,181 non-vested shares. As of December 31, 2020 and December 31, 2019 the plan has options available to be issued of 1,326,545 and 1,563,439, respectively.  The stock options are held by our officers, directors, employees, and certain key consultants.

During 2020, under the 2019 Equity Incentive Plan the Company granted stock options and units to acquire approximately 236,000 shares of its common stock at exercise prices ranging from $1.645 to $3.30 to certain employees and key consultants.  The fair value of the options granted was approximately $515,000.  The stock options vest monthly and quarterly over 1 to 3-year terms.  A total of 15,000 stock options were vested as of  December 31, 2020.  None of the vested stock options have been exercised and no shares have been issued as December 31, 2020.  Additionally, the Company granted stock options to acquire 1,894 shares of its common stock, in addition to the 48,106 options granted to key consultants on October 25, 2019 for a total of 50,000 shares of its common stock in accordance with the Company’s agreements with the consultants.  The stock options stock exercise price is $0.2635.  The stock options vest over a one-year period beginning January 1, 2020 and have a five-year term.  A total of 50,000 and 0 stock options were vested at December 31, 2020 and December 31, 2019, respectively.  None of the vested stock options have been exercised and no shares have been issued as of December 31, 2020.

For the years ended  December 31, 2020 and 2019, the Company recorded $239,478 and $95,566, respectively, of share-based compensation expense related to the stock options. The unrecognized compensation expense as of December 31, 2020 was approximately $650,000 for non-vested share-based awards to be recognized over periods of approximately three to seven years.

In applying the Black-Scholes options pricing model, assumptions used to compute the fair value of the stock options granted during the year ended December 31, 2020 and 2019 were as follows:

	December 31, 2020	December 31, 2019
Exercise Price	$1.645-3.30	$0.026-1.039
Dividend Yield	0%	0%
Expected Volatility	162%-181%	133%-146%
Risk-free Interest Rate	0.19%-0.43%	1.61%-1.70%
Expected Life	1- 2.7 years	2.0-7.17years

F-30

The following table summarizes the changes in the Company’s outstanding stock options during the years ended December 31, 2020 and 2019:

	Options Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2018	53,368	$0.1497 – 8.31	2.32 Years	$0.2761	$-
Options Granted	2,381,239	$0.26341-1.0393	9.00 Years	$0.2960	$5,238,080
Options Exercised	-	-
Options Cancelled	(45,100)	$0.1497		$0.1497
Options Expired	(8,268)	$0.2328-8.31	9.00 Years	$0.9678
Balance at December 31, 2019	2,381,239	$0.2634 – 1.039	9.00 Years	$0.2761	$5,238,080

	Options Outstanding Number of Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2019	2,381,239	$0.2634-1.039	9.00 Years	$0.2761	$5,238,080
Options Granted	236,894	$0.2635–3.300	1.84 Years	$2.6661	$67,265
Options Exercised	(45,906)	$1.039
Options Cancelled	-	-
Options Expired	-	-
Balance at December 31, 2020	2,572,227	$0.26342–3.300	7.45 Years	$0.4999	$6,302,277

Exercisable at December 31, 2019	539,847	$0.2634–1.03938	8.2 Years	$0.4	$1,129,786
Exercisable at December 31, 2020	1,252,474	$0.26342–3.300	7.4 Years	$0.3165	$3,299,006

Executive Stock Options

The Company has 2,521,922 outstanding executive stock options exercisable at $0.26341 to $3.30 per share with a weighted average remaining contractual life of  7.5 years as of December 31, 2020 and 2,285,028 outstanding executive stock options exercisable at $0.26341 per share with a weighted average remaining contractual life of 9 years as of December 31, 2019.

F-31

On October 25, 2019, the Company granted Charles Bennington, one of the Company’s directors, options to acquire 24,053 shares of the Company’s common stock under its 2019 Equity Incentive Plan. The stock options have an exercise price of $0.2635 and vest quarterly over a one-year period commencing January 1, 2020. The stock options have a five-year term. A total of 24,053 and 0 stock options were vested as of December 31, 2020 and December 31, 2019, respectively. None of the vested stock options have been exercised and no shares have been issued as of December 31, 2020.

On October 25, 2019, the Company granted Nick Noceti, the  Company’s former Chief Financial Officer, options to acquire 24,053 shares of the Company’s common stock under its 2019 Equity Incentive Plan. The stock options have an exercise price of $0.2635 and vest quarterly over a two-year period commencing January 1, 2020. The stock options have a five-year term. A total of  12,026 and 0 stock options were vested as of  December 31, 2020 and December 31, 2019, respectively. None of the vested stock options have been exercised and no shares have been issued as of December 31, 2020.

On October 25, 2019, the Company entered into an Employment Agreement with Kevin Moore to serve as the Company’s Chief Executive Officer. Under the terms of the agreement, the Company granted Kevin Moore stock options under its 2019 Equity Compensation Plan to acquire 1,058,328 shares of its common stock at an exercise price of $0.2635. The stock options vest in 36 equal monthly installments of 29,398 shares during the three-year term of his Employment Agreement. A total of411,572 and 58,796 stock options were vested as of December 31, 2020 and December 31, 2019, respectively. None of the vested stock options have been exercised and no shares have been issued as of December 31, 2020 or December 31, 2019.

On October 25, 2019, the Company entered into an Employment Agreement with David Gandini to serve as the Company’s Chief Revenue Officer. Under the terms of the agreement, the Company granted David Gandini stock options under its 2019 Equity Compensation Plan to acquire 721,588 shares of its common stock at an exercise price of $0.2635. The stock options vest in 36 equal monthly installments of 20,044 shares during the three-year term of his Employment Agreement. David Gandini was also granted an aggregate of 240,529 additional option shares (the “Pre-Vesting Option Shares”) to vest as follows: (i) 200,439 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019 to vest on November 1, 2019; and (ii) the remaining 40,090 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten-year term.  A total of 521,146 and 240,521 stock options were vested as of December 31, 2020 and December 31, 2019, respectively. None of the vested stock options have been exercised and no shares have been issued as of December 31, 2020 or December 31, 2019.

NOTE 14. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leased office space under a long-term operating lease that expired in June 2019. The Company leased the same office space on a month-to-month basis until December 31, 2019. On October 15, 2019, the Company entered into a short-term lease agreement that is between $2,800 - $2,900 per month and ended on October 31, 2020. The lease has been renewed for another twelve months under the same general terms and conditions.   The Company also leases an office space for $1,300 per month on a short-term (month to month) basis through a related party that terminates at any time.  Rent expense under office leases, including CAM charges, was $63,978 and $64,679 for the years ended December 31, 2020 and 2019, respectively.

F-32

Legal Proceedings

On December 6, 2006, Orange County Valet and Security Patrol, Inc. filed a lawsuit against us in Orange County California State Superior Court for Breach of Contract in the amount of $11,164. A default judgment was taken against us in this matter. In mid-2013 we learned the Plaintiff’s perfected the judgment against us, but we have not heard from the Plaintiffs as of December 2020.  As of December 31, 2020, the Company has accrued $11,164 plus accrued interest of approximately $1,000.  In the event we pay any money related to this lawsuit, IDTEC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amount for us in exchange for shares of our common stock.

We currently have one outstanding judgment against us involving a past employee of the Company. The matter is under the purview of the State of California, Franchise Tax Board, Industrial Health and Safety Collections. We currently owe approximately $28,786 plus accrued interest of approximately $53,000, which has been accrued as of December 31, 2020 to our ex-employee for unpaid wages under these Orders.  On March 8, 2021 we received an Acknowledgement of Satisfaction of Judgement-Full by the California Court that the judgement has been settled with a payment of approximately $83,000 including accrued interest.  In the event we pay any money related to this lawsuit, IDTEC agreed, in connection with us closing the asset purchase transaction with IDTEC, to pay the amount for us in exchange for shares of our common stock.

NOTE 15. INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

For the years ended December 31, 2020 and 2019, the Company incurred net losses and therefore has no tax liability. The Company began operations in 2007 and has net operating loss carry-forwards of approximately $13,346,000 that will be carried forward and can be used through the year 2040 to offset future taxable income. In the future, the cumulative net operating loss carry forward for income tax purposes may differ from the cumulative financial statement loss due to timing differences between book and tax reporting.

At December 31, 2020 and 2019, the Company has net operating loss carry forwards of approximately $13,346,000 and $9,634,000, respectively, that may be offset against future taxable income, if any. These carry-forwards are subject to review by the Internal Revenue Service. As of December 31, 2020 and 2019, the deferred tax asset of approximately $2,830,000 and $1,832,000, respectively, created by the net operating losses has been offset by a 100% valuation allowance because the likelihood of realization of the tax benefit cannot be determined. The change in the valuation allowance in 2020 and 2019 was approximately $998,000 and $187,000, respectively.

There is no current or deferred tax expense for the years ended December 31, 2020 and 2019. The Company has not filed its tax returns for the years ended 2012 through 2020; however, management believes there are no taxes due as of December 31, 2020 and 2019.

The Company includes interest and penalties arising from the underpayment of income taxes in general and administrative expense in the consolidated statements of operations.

The provision for Federal income tax consists of the following for the years ended December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Income tax benefit attributable to:
Net loss	$(29,982,222)	$(1,249,032)
Permanent differences	1,830,697	313,778
Valuation allowance	28,151,525	935,254
Net provision for income tax	$-	$-

F-33

The cumulative tax effect at the expected federal tax rate of 21% of significant items comprising our net deferred tax amount is as follows on December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Deferred tax asset attributable to:
Net operating loss carry forward	$2,163,000	$1,832,000
Valuation allowance	(2,163,000)	(1,832,000)
Net deferred tax asset	$-	$-

The cumulative tax effect at the expected state tax rate of 5% of significant items comprising our net deferred tax amount is as follows on December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Deferred tax asset attributable to:
Net operating loss carry forward	$667,000	$482,000
Valuation allowance	(667,000)	(482,000)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $13,304,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be further limited to use in future years.

The Company has identified the United States Federal tax returns as its “major” tax jurisdiction. The United States Federal tax return years 2012 – 2020 are still subject to tax examination by the United States Internal Revenue Service; however, we do not currently have any ongoing tax examinations.

F-34

NOTE 16. SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition and disclosure through March 31, 2021, which is the date the consolidated financial statements were available to be issued.

On January 6, 2021, the Company issued 43,169 shares of its common stock to SOBR Safe, LLC in full satisfaction of accrued dividends resulting from the December 2020 conversion of the Series A-1 Convertible Preferred Stock into common shares.

On January 15, 2021, the Company initiated a Private Offering (the “Offering”) of up to 40 Units ($2,000,000) with each Unit consisting of one $50,000 principal amount secured convertible debenture, convertible at $3.00 per share (“Secured Debentures”), and a warrant to purchase 25,000 shares of the Company’s common stock (the “Debenture Warrants”). The Secured Debentures will mature 24 months after issuance. The Secured Debentures will not be redeemable but contain an automatic conversion feature.  Interest on the Secured Debentures will accrue at a rate of 12% per annum, beginning on the date we have access to the investor’s funds.  At the date of their investment in the Offering, investors may elect to have the interest due under the Secured Debenture paid in cash monthly or have the interest accrue and be payable on the maturity date of the Secured Debenture.  For investors that elect to accrue the interest due under the Secured Debenture, the interest will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date.  The Secured Debentures will be convertible at any time, and from time to time, by the holder beginning on the date of issuance, into shares of our common stock. The Secured Debentures will be convertible at $3.00 per share (the “Conversion Price”); provided, however, that the right of conversion will be limited by the terms of the Secured Debentures to the extent necessary to ensure that each Secured Debenture holder will never beneficially own more than 4.9% of our class of common stock at any one time while any portion of the holder’s Secured Debenture remains outstanding.  The repayment of the Secured Debentures will be secured by the Company’s patent and patent applications.  The Debenture Warrants will be exercisable at any time, and from time to time, beginning six months after issuance and expiring two years after issuance, into shares at an exercise price of $3.00 per share.  The Debenture Warrants contain a repurchase right by the Company.  The shares underlying the Secured Debentures and Debenture Warrants will have registration rights.    Units may be purchased in increments of $50,000, with the minimum investment being one Unit for $50,000.  The Offering will be made on a continuous basis until 5:00 p.m. on March 31, 2021, which may be extended one-time by our Board of Directors until April 30, 2021 (the “Termination Date”), unless earlier terminated or canceled. There will be no closing of the Offering until a minimum of $500,000 is raised (the “Minimum Offering”). After an initial closing is held, offers to purchase Units will be aggregated for subsequent closings to be held on a monthly basis until the maximum of $2,000,000 has been raised or until the Termination Date, whichever is earlier.  The Offering may be canceled by the Company at any time and will in any event be canceled if no closing has occurred before the Termination Date. In the event the offer to purchase Units is rejected or the Offering is canceled, then the amounts remitted will be promptly returned without interest or deduction.

As of the date of this report the Company has received $1,100,000 of Offering proceeds.

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